                                                                  Execution Copy

                                                                     EXHIBIT 2.8

                          AGREEMENT AND PLAN OF MERGER
                               AND REORGANIZATION

                                  BY AND AMONG

                              RENT-A-CENTER, INC.,

                                  RAC RR, INC.

                                       AND

                                 RENT RITE, INC.
                         d/b/a RENT RITE RENTAL PURCHASE

                           DATED AS OF APRIL 27, 2004

                                Table of Contents

                                                                                                                Page
                                                                                                                ----
ARTICLE I         DESCRIPTION OF TRANSACTION......................................................................1
   Section 1.1    Merger of the Company into Merger Sub...........................................................1
   Section 1.2    Effect of the Merger............................................................................1
   Section 1.3    Closing; Effective Time.........................................................................1
   Section 1.4    Certificate of Incorporation and Bylaws; Directors and Officers.................................2
   Section 1.5    Noncompetition and Nonsolicitation Agreements...................................................2
   Section 1.6    Voting Agreement................................................................................2
   Section 1.7    Tax Consequences................................................................................2
   Section 1.8    Further Action..................................................................................2

ARTICLE II        CANCELLATION AND CONVERSION OF SHARES; MERGER CONSIDERATION.....................................2
   Section 2.1    Cancellation and Conversion of Shares; Merger Consideration.....................................2
   Section 2.2    No Fractional Shares............................................................................3
   Section 2.3    Company Stock Options...........................................................................3
   Section 2.4    Reduction in Merger Consideration...............................................................4
   Section 2.5    Holdback........................................................................................5
   Section 2.6    Exchange of Certificates........................................................................5

ARTICLE III       POST CLOSING AUDIT AND ADJUSTMENT...............................................................7
   Section 3.1    Adjustment Amount Calculation...................................................................7
   Section 3.2    Adjustment Amount Payment.......................................................................8
   Section 3.3    Shareholders' Representative....................................................................8
   Section 3.4    Transitional Personnel..........................................................................8

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................9
   Section 4.1    Organization and Good Standing..................................................................9
   Section 4.2    Authority; No Conflict..........................................................................9
   Section 4.3    Capitalization.................................................................................10
   Section 4.4    No Subscription Receivables....................................................................11
   Section 4.5    Financial Statements...........................................................................11
   Section 4.6    No Undisclosed Liabilities.....................................................................12
   Section 4.7    Property; Sufficiency of Assets................................................................12
   Section 4.8    Intellectual Property..........................................................................13
   Section 4.9    Rental Merchandise.............................................................................13
   Section 4.10   Motor Vehicles and Equipment...................................................................13
   Section 4.11   Product Warranties.............................................................................13
   Section 4.12   Material Contracts; No Defaults; Rental Purchase Agreements....................................13
   Section 4.13   Major Suppliers................................................................................14
   Section 4.14   Insurance......................................................................................14
   Section 4.15   Taxes..........................................................................................15
   Section 4.16   Employee Benefits..............................................................................17
   Section 4.17   Labor Matters..................................................................................20
   Section 4.18   Compliance With Applicable Legal Requirements; Litigation......................................20
   Section 4.19   Inappropriate Payments.........................................................................21
   Section 4.20   Environmental Matters..........................................................................21
   Section 4.21   Absence of Certain Changes and Events..........................................................21
   Section 4.22   Average Monthly Recurring Revenue-Three Months.................................................23
   Section 4.23   Monthly Revenue-One Month......................................................................23
   Section 4.24   Net Book Value of Inventory....................................................................23
   Section 4.25   No Franchises..................................................................................23
   Section 4.26   Interests of Officers, Directors and Affiliates................................................23
   Section 4.27   Brokers........................................................................................23
   Section 4.28   Amended and Restated Stock Option Plan.........................................................23
   Section 4.29   Liens..........................................................................................23
   Section 4.30   Full Disclosure................................................................................23

                                Table of Contents

                                                                                                               Page
                                                                                                               ----
ARTICLE V         REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB........................................24
   Section 5.1    Organization and Good Standing.................................................................24
   Section 5.2    Authority; No Conflict.........................................................................24
   Section 5.3    Brokers........................................................................................25
   Section 5.4    Financial Capability...........................................................................25
   Section 5.5    Financial Statements and Reports...............................................................25
   Section 5.6    SEC Reports....................................................................................25

ARTICLE VI        CERTAIN PRE-CLOSING COVENANTS..................................................................26
   Section 6.1    Access and Investigation; Confidentiality......................................................26
   Section 6.2    Operation of the Company's Business............................................................26
   Section 6.3    No Solicitation................................................................................30
   Section 6.4    Company Shareholders' Meeting..................................................................31
   Section 6.5    Regulatory Approvals...........................................................................32
   Section 6.6    Public Announcements...........................................................................32
   Section 6.7    Resignation of Officers and Directors..........................................................32
   Section 6.8    Investor and Option Questionnaires and Consents................................................32
   Section 6.9    Outstanding Options and Rights.................................................................33
   Section 6.10   No Buy-Back Obligations........................................................................33
   Section 6.11   Release of Liens...............................................................................33
   Section 6.12   Adoption of Stay Bonus Plan....................................................................33
   Section 6.13   Termination of Shareholders Agreement..........................................................33
   Section 6.14   Good Standing..................................................................................33

ARTICLE VII       ADDITIONAL COVENANTS...........................................................................33
   Section 7.1    Repayment of Liabilities.......................................................................33
   Section 7.2    Employee Benefits..............................................................................33
   Section 7.3    Indemnification of Officers and Directors......................................................33

ARTICLE VIII      CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY..............................................34
   Section 8.1    Shareholder Approval...........................................................................34
   Section 8.2    No Injunctions or Restraints...................................................................34

ARTICLE IX        CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB...................................35
   Section 9.1    Accuracy of Representations and Warranties.....................................................35
   Section 9.2    Performance of Covenants.......................................................................35
   Section 9.3    Consents.......................................................................................35
   Section 9.4    Closing Three Month Recurring Revenue Target...................................................35
   Section 9.5    Closing Month Revenue Target...................................................................35
   Section 9.6    Closing Inventory..............................................................................35
   Section 9.7    No Material Adverse Change.....................................................................35
   Section 9.8    Agreements and Documents.......................................................................35
   Section 9.9    Outstanding Options and Rights.................................................................36
   Section 9.10   Employees......................................................................................36
   Section 9.11   No Dissenting Shares...........................................................................36
   Section 9.12   Voting Agreement...............................................................................36

ARTICLE X         CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY..............................................36
   Section 10.1   Accuracy of Representations....................................................................36
   Section 10.2   Performance of Covenants.......................................................................36
   Section 10.3   No Material Adverse Change.....................................................................36
   Section 10.4   Documents......................................................................................36

ARTICLE XI        POST-CLOSING MATTERS...........................................................................37
   Section 11.1   Survival of Representations and Warranties.....................................................37
   Section 11.2   Indemnification................................................................................37

                                Table of Contents

                                                                                                               Page
                                                                                                               ----
   Section 11.3   Holdback Amount; Set-Off.......................................................................39
   Section 11.4   Severance Payments.............................................................................40
   Section 11.5   Registration Statement.........................................................................40
   Section 11.6   Tax Returns....................................................................................41
   Section 11.7   Assistance and Cooperation.....................................................................41
   Section 11.8   Payment of Account Receivables and Other Items.................................................41

ARTICLE XII       TERMINATION....................................................................................42
   Section 12.1   Termination....................................................................................42
   Section 12.2   Effect of Termination..........................................................................43
   Section 12.3   Termination Fees; Expenses.....................................................................43

ARTICLE XIII      MISCELLANEOUS PROVISIONS.......................................................................44
   Section 13.1   Amendment......................................................................................44
   Section 13.2   Assignments and Successors.....................................................................44
   Section 13.3   No Third Party Rights..........................................................................44
   Section 13.4   Notices........................................................................................44
   Section 13.5   Headings.......................................................................................45
   Section 13.6   Severability...................................................................................45
   Section 13.7   Entire Agreement...............................................................................45
   Section 13.8   Governing Law..................................................................................45
   Section 13.9   No Consequential Damages.......................................................................45
   Section 13.10  Counterparts...................................................................................46
   Section 13.11  Cooperation....................................................................................46
   Section 13.12  Construction; Usage............................................................................46
   Section 13.13  Disclosure Schedules...........................................................................47
   Section 13.14  Failure or Indulgence Not Waiver...............................................................47
   Section 13.15  Enforcement of Agreement.......................................................................47
   Section 13.16  Time of Essence................................................................................47

----------------------

APPENDIX A  - Certain Definitions
EXHIBIT A - Form of Voting Agreement
EXHIBIT B - Form of Stay Bonus Plan
EXHIBIT C - Form of Investor Questionnaire and Consent
EXHIBIT D - Form of Option Questionnaire and Consent
EXHIBIT E - Form of Legal Opinion - Counsel to Company
EXHIBIT F - Form of Legal Opinion - Counsel to Parent and Merger Sub

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "AGREEMENT") is made and entered into as of April 27, 2004, by and among Rent-A-Center, Inc., a Delaware corporation ("PARENT"), RAC RR, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("MERGER SUB"), and Rent Rite, Inc. d/b/a Rent Rite Rental Purchase, a Tennessee corporation (the "COMPANY").

                                    RECITALS

         A. Parent, Merger Sub and the Company intend to effect a merger of the Company with and into Merger Sub in accordance with Title 48 of the Tennessee Code (the "TENNESSEE CORPORATE STATUTES"), the Delaware General Corporation Law (the "DGCL") and this Agreement (the "MERGER"). Upon consummation of the Merger, the separate existence of the Company shall cease.

         B. It is intended that the Merger qualify as a federal income Tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

         C. The respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and approved the Merger.

         D. Unless the context clearly indicates otherwise, capitalized terms used in this Agreement are defined in Appendix A to this Agreement, which is incorporated herein by reference.

                                    AGREEMENT

         In consideration of the foregoing, the representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

                                   ARTICLE I

                           DESCRIPTION OF TRANSACTION

         Section 1.1 Merger of the Company into Merger Sub. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the Company shall be merged with and into Merger Sub, and the separate existence of the Company shall cease. Following the Effective Time, Merger Sub shall continue as the surviving corporation (the "SURVIVING CORPORATION").

         Section 1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Tennessee Corporate Statutes and the DGCL.

         Section 1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Winstead Sechrest & Minick P.C., 5400 Renaissance Tower, 1201 Elm Street, Dallas, Texas 75270, at 10:00 a.m., local time, on a date to be mutually agreed to by the parties (the "CLOSING DATE"), which shall be no later than the fifth Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in ARTICLE VIII, ARTICLE IX, and ARTICLE X (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). Subject to the provisions of this Agreement, (i) a certificate of merger (the "CERTIFICATE OF MERGER") satisfying the applicable requirements of the DGCL; and
(ii) articles of merger ( the "ARTICLES OF MERGER") satisfying the applicable requirements of the Tennessee Corporate Statutes shall be duly executed by Merger Sub and/or the Company and, simultaneously with or as soon as practicable following the Closing, filed with the Secretary of State of Delaware and the Secretary of State of Tennessee, respectively. The Merger shall become effective on such date and at such time as specified in each of the Certificate of Merger and the Articles of Merger, as agreed by the parties hereto (the "EFFECTIVE TIME").

         Section 1.4 Certificate of Incorporation and Bylaws; Directors and Officers. At the Effective Time:

                  (a) the Certificate of Incorporation of Merger Sub immediately prior to the Effective Time will be the Certificate of Incorporation of the Surviving Corporation;

                  (b) the Bylaws of Merger Sub immediately prior to the Effective Time will be the Bylaws of the Surviving Corporation; and

                  (c) the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation immediately after the Effective Time.

         Section 1.5 Noncompetition and Nonsolicitation Agreements. Concurrently with the execution and delivery of this Agreement, Parent, Merger Sub, and the persons identified in Section 1.5 of the Company Disclosure Schedules shall execute and deliver Noncompetition and Nonsolicitation Agreements, dated as of the date hereof and effective as of the Effective Time, in a form reasonably acceptable to Parent (the "NONCOMPETITION AGREEMENTS"), pursuant to which the persons listed in Section 1.5 of the Company Disclosure Schedules agree to refrain from competing or interfering with the business of the Company as continued by Parent and Merger Sub for the time period specified therein.

         Section 1.6 Voting Agreement. Concurrently with the execution and delivery of this Agreement, Parent, all of the officers and directors of the Company, and the persons listed on Section 1.6 of the Company Disclosure Schedules shall execute and deliver a Voting Agreement, dated as of the date hereof, in the form attached hereto as Exhibit A (the "VOTING AGREEMENT"), pursuant to which all of the officers and directors of the Company and the persons listed in Section 1.6 of the Company Disclosure Schedules agree to vote the Company Common Stock held by each such Person in favor of the Merger, this Agreement and the Contemplated Transactions.

         Section 1.7 Tax Consequences. For federal income Tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

         Section 1.8 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, the Company and otherwise) to take such action.

                                   ARTICLE II

           CANCELLATION AND CONVERSION OF SHARES; MERGER CONSIDERATION

         Section 2.1 Cancellation and Conversion of Shares; Merger Consideration. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company (each a "SHAREHOLDER" and collectively, the "SHAREHOLDERS"):

                  (a) Cancellation of Company Stock Held by the Company or its Subsidiaries. Any shares of Company Common Stock then held by the Company or any wholly owned Subsidiary of the Company shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                  (b) Cancellation of Parent Owned Stock. Any shares of Company Common Stock then held by Parent, Merger Sub or any other direct or indirect Subsidiary of Parent shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                  (c) Conversion of Company Common Stock. Except as provided in
         Section 2.1(a) and Section 2.1(b) above and subject to Section 2.2,
         Section 2.4, Section 2.5, and Section 2.6(i), each issued and outstanding share of Company Common Stock shall be converted into the right to receive a pro rata portion of the Merger Consideration as adjusted pursuant to Section 2.3(e).

                  (d) Cancellation and Retirement of Company Common Stock. As of the Effective Time, all shares of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(a) and Section 2.1(b) above) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock (other than Dissenting Shares) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, as adjusted pursuant to Section 2.4 and Section 2.5, without interest, upon surrender of such certificate in accordance with Section 2.6.

                  (e) Merger Consideration.

                           (i) Subject to Section 2.4, Section 2.5, and Section
                  2.6(i), the aggregate consideration paid to the Shareholders of the Company in exchange for such Shareholders' Company Common Stock shall be an amount equal to the Enterprise Value, minus the Merger Consideration Reductions (the "MERGER CONSIDERATION"). Subject to Section 2.5, the Merger Consideration shall be paid first in Parent Common Stock (the "STOCK CONSIDERATION") up to an amount ( the "STOCK CONSIDERATION AMOUNT") equal to 50% of the Enterprise Value (not to exceed the Merger Consideration), and the remaining portion of the Merger Consideration, if any, shall be paid in cash (the "CASH CONSIDERATION"). The number of shares of Parent Common Stock included in the Stock Consideration (the "TOTAL PARENT SHARES") shall be the Stock Consideration Amount divided by the average of the last reported sale prices per share of the Parent Common Stock on the Nasdaq National Market for each of the 15 consecutive trading days preceding the date of this Agreement (the "AVERAGE PER SHARE VALUE"); provided, however, that the Total Parent Shares shall not exceed the Stock Consideration Amount divided by $31.00 (the "STOCK CONSIDERATION CAP") and to the extent the Average Per Share Value is less than $31.00 per share of Parent Common Stock, the difference between the Stock Consideration Amount and the product of the Stock Consideration Cap and the Average Per Share Value shall be added to the Cash Consideration. For purposes of this Agreement, "ENTERPRISE VALUE" means 12.75 multiplied by the Company's average Monthly Recurring Revenue, calculated for the three full calendar months of January, February and March 2004, so long as the Closing occurs on or before May 7, 2004; provided, however, that if the Closing occurs after May 7, 2004, "ENTERPRISE VALUE" means 12.75 multiplied by the Closing Three Month Recurring Revenue.

                           (ii) Notwithstanding Section 2.1(e)(i), for each
                  Shareholder of the Company for which Parent does not receive at least one Business Day prior to the Closing Date an Investor Questionnaire and Consent completed by such Shareholder, and for each Shareholder of the Company for which, upon Parent's review of such Shareholder's completed and executed Investor Questionnaire and Consent, Parent is unable to form a reasonable belief that such Shareholder constitutes an Accredited Investor, Parent shall pay such Shareholder's pro rata portion of the Merger Consideration in cash only and no Stock Consideration shall be issued to such Shareholder.

         Section 2.2 No Fractional Shares. In calculating the Stock Consideration to which each Shareholder of the Company is entitled to receive pursuant to Section 2.1(e) above, the shares of Parent Common Stock issuable to such Shareholder shall be rounded to the next lowest whole number. No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued.

         Section 2.3 Company Stock Options. At the Effective Time, each of the Company Stock Options listed in Section 4.3 of the Company Disclosure Schedules held by a Person who Parent reasonably believes to be an Accredited Investor and for which Parent received a completed and executed Option Questionnaire and Consent shall be assumed by Parent on the terms set forth herein and converted automatically into an option to purchase shares of Parent Common Stock (each, a "CONVERTED OPTION") in an amount and at an exercise price determined as provided below:

                  (a) The number of shares of Parent Common Stock to which a Converted Option shall be entitled to purchase shall be equal to the number of shares of Company Common Stock to which such Converted Option would be entitled to purchase as of the date of this Agreement under the original Company Stock Option, as set forth in Section 4.3 of the Company Disclosure Schedules; and

                  (b) The exercise price per share of Parent Common Stock under a Converted Option shall be equal to the (i) Average Per Share Value, less (ii) the quotient of the Merger Consideration (assuming, for this Section 2.3(b), the General Holdback was paid in full to the Shareholders and the Adjustment Holdback was paid in full to Parent) divided by the number of shares of Company Common Stock outstanding on the Closing Date, plus (iii) the exercise price per share of Company Common Stock under the original Company Stock Option immediately prior to the Effective Time; provided, however, that such exercise price shall be rounded up to the nearest cent.

                  (c) At the Effective Time, Parent shall assume the Stock Option Plan in order to effect the provisions of this Section 2.2 and shall keep the Stock Option Plan in effect until December 31, 2009 or such earlier time as all of the Converted Options are no longer exercisable.

                  (d) After the Effective Time, each Converted Option shall be exercisable and vested as provided in the original Company Stock Option agreement, as amended in accordance with this Agreement. Within 45 days after the Closing Date, Parent shall use its commercially reasonable efforts to file with the SEC a registration statement to register the issuance of the shares of Parent Common Stock issuable upon exercise of the Converted Options, and use all reasonable efforts to have such registration statement (or a successor or replacement registration statement) become effective with respect thereto as promptly as practicable thereafter and to remain in effect while any of the Converted Options remain exercisable. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance in connection with the exercise of the Converted Options such number of shares of Parent Common Stock as shall be required to be issued upon exercise.

                  (e) The Option Administration Fee (as defined below) shall be borne only by the Shareholders of the Company who also receive Converted Options ("CONVERTED OPTION SHAREHOLDERS"). The number of shares of Parent Common Stock receivable by a Shareholder of the Company pursuant to Section 2.1 shall be adjusted as follows:

                           (i) the number of shares of Parent Common Stock
                  receivable by a Converted Option Shareholder shall be reduced by a number of shares equal to (A) the percentage of the total number of Converted Options which such Converted Option Shareholder shall receive, multiplied by (B) the Option Administration Fee divided by the Average Per Share Value (the "REALLOCATED PARENT SHARES"); and

                           (ii) the number of shares of Parent Common Stock
                  receivable by each Shareholder of the Company (including the Converted Option Shareholders) shall then be increased by their pro rata portion of the Reallocated Parent Shares.

         Section 2.4 Reduction in Merger Consideration. After deducting the Holdback Amount pursuant to Section 2.5, in calculating the Merger Consideration, the following shall be subtracted from the Enterprise Value (each, a "MERGER CONSIDERATION REDUCTION" and together, the "MERGER CONSIDERATION REDUCTIONS"):

                  (a) with respect to the Company Stock Options, (i) $200,000 to cover all reasonable fees, costs and expenses incurred by or on behalf of Parent in connection with converting and exchanging the Company Stock Options into the Converted Options pursuant to Section 2.3 and fulfilling its obligations thereunder (the "OPTION ADMINISTRATION FEE"); and (ii) the aggregate in-the-money value for all Converted Options;

                  (b) the Severance Payments payable pursuant to Section 11.4;

                  (c) the Existing Liabilities, less cash and specified accounts receivable reflected on the Closing Balance Sheet, calculated as set forth in Section 2.4(c) of the Parent Disclosure Schedules (the "ADJUSTMENT AMOUNT").

                  (d) $100,000 to cover Registration Expenses incurred in connection with Parent's obligations under Section 11.5;

                  (e) the insurance premiums paid pursuant to Section 7.3; and

                  (f) with respect to the failure to satisfy the condition set forth in Section 9.6, the amount equal to $19,500,000 less the Closing Inventory; provided, however, that in the event that the Closing Inventory shall be equal to or less than $19,000,000 (the "CLOSING INVENTORY MINIMUM"), then, at the option of Parent, Parent may terminate this Agreement pursuant to Section 12.1(i).

         Section 2.5 Holdback.

                  (a) General Holdback. At the Effective Time, Parent shall withhold from the Merger Consideration for payment of claims that may be brought pursuant to Section 11.2(b) and Section 11.3, for payment of the Company's share of the compensation of certain transitional employees of the Company pursuant to Section 3.4, for payment of any excess amounts payable by the Surviving Corporation as a result of the payments due for Dissenting Shares pursuant to Section 2.6(i), and for payment of liabilities, if any, related to the contingent liabilities set forth in Section 4.6, Section 4.11, Section 4.12(b), Section 4.17,
         Section 4.18(b), Section 4.18(c), and Section 4.18(d) of the Company Disclosure Schedules (the "DISCLOSED CONTINGENT LIABILITIES") for a period of 12 months (subject to adjustment with respect to pending Claims at the end of such 12-month period as provided in Section 11.2) following the Effective Time (the "GENERAL HOLDBACK PERIOD") an amount equal to $7,750,000 (the "GENERAL HOLDBACK AMOUNT"), $5,250,000 of which will be cash (the "CASH PORTION OF GENERAL HOLDBACK") and $2,500,000 of which will be Parent Common Stock (the "STOCK PORTION OF GENERAL HOLDBACK"). The number of shares of Parent Common Stock included in the Stock Portion of General Holdback shall equal $2,500,000 divided by the Average Per Share Value.

                  (b) Adjustment Holdback. At the Effective Time, Parent shall withhold from the Merger Consideration for payment of the Adjustment Amount, calculated in accordance with Section 2.4(c) of the Parent Disclosure Schedules, for a period ending on the second Business Day following the final determination of the Adjustment Amount pursuant to
         Section 3.1 (the "ADJUSTMENT HOLDBACK PERIOD") an amount equal to $22,000,000, which is an estimated amount necessary to cover any Adjustment Amount (the "ADJUSTMENT HOLDBACK AMOUNT," together with the General Holdback Amount, the "HOLDBACK AMOUNT").

                  (c) Payment of the Holdback Amount. The Holdback Amount shall be paid, distributed or set-off as provided in Section 3.2 and Section
         11.3 of this Agreement.

         Section 2.6 Exchange of Certificates.

                  (a) Exchange Agent. On or prior to the Closing Date, Parent shall select a nationally recognized commercial bank to act as exchange agent in the Merger (the "EXCHANGE AGENT"). Prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent (i) certificates representing the shares of Parent Common Stock equal to the Stock Consideration; and (ii) cash equal to the Cash Consideration, minus the estimated Merger Consideration Reductions. The Merger Consideration deposited with the Exchange Agent is referred to as the "EXCHANGE FUND."

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall direct the Exchange Agent to mail or deliver to record holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify; and (ii) instructions for use in effecting the surrender of the Company Stock Certificates in exchange for the Merger Consideration. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may reasonably be required by Parent, the Surviving Corporation or the Exchange Agent, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor (A) a check or wire transfer of immediately available funds representing the amount of Cash Consideration that such holder has the right to receive pursuant to the provisions of this ARTICLE II; and (B) a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this ARTICLE II, and the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 2.6(b), each Company Stock Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a pro rata portion of the Merger Consideration that the holder thereof has the right to receive in respect of such Company Stock

         Certificate pursuant to the provisions of this ARTICLE II. No interest shall be paid or will accrue on any cash payable to holders of Company Stock Certificates pursuant to the provisions of this ARTICLE II.

                  (c) No Further Ownership Rights in Company Common Stock. The Merger Consideration shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock, theretofore represented by valid certificates representing such shares (each, a "COMPANY STOCK CERTIFICATE"), subject, however, to Parent's obligation to pay the Merger Consideration and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Stock Certificates are presented to Parent or the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this ARTICLE II, except as otherwise provided by Law.

                  (d) Unregistered Transfers; Lost Certificates. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the proper portion of the Merger Consideration may be paid in cash to a Person other than the Person in whose name the Company Stock Certificate so surrendered is registered if such Company Stock Certificate is properly endorsed or otherwise in proper form for transfer and the Person requesting such issuance pays any transfer or other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Company Stock Certificate or establishes to the satisfaction of Parent that such Tax has been paid or is not applicable. If any Company Stock Certificate shall have been lost, stolen or destroyed, upon (i) the making of an affidavit of that fact by the Person claiming such Company Stock Certificate to be lost, stolen or destroyed; (ii) evidence that such Person is the beneficial owner of the Company Stock Certificate claimed by such Person to be lost, stolen or destroyed; and (iii) if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Stock Certificate a pro rata portion of the Merger Consideration.

                  (e) Investment of Exchange Fund. The Exchange Agent shall invest the Exchange Fund, as directed by the Surviving Corporation, and any net earnings with respect thereto shall be paid to the Surviving Corporation as and when requested by the Surviving Corporation; provided, however, that any such investment or any such payment of earnings shall not delay the receipt by holders of Company Stock Certificates of the Merger Consideration or otherwise impair such holders' respective rights hereunder.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed (including interest thereon) to the holders of Company Stock Certificates as of the one year anniversary of the Closing Date shall, to the extent permitted by Law, become the property of the Surviving Corporation. Immediately upon the one year anniversary of the Closing Date, the Exchange Agent shall deliver any remaining portion of the Exchange Fund to the Surviving Corporation as designated by the Surviving Corporation. Any holders of Company Common Stock who have not theretofore surrendered their Company Stock Certificates and otherwise complied with this ARTICLE II shall thereafter look only to the Surviving Corporation, and only as a general creditor, for payment of their claim for the Merger Consideration and any dividends or distributions with respect to Parent Common Stock, without interest. If any Company Common Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any payment in respect thereof would otherwise escheat to or become the property of any Governmental Body), the payment in respect of such Company Stock Certificates shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

                  (g) Withholding Rights. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from the Merger Consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Stock Certificates such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign Tax Law or under any other applicable Legal Requirement. Any amount deducted and withheld shall be paid to the applicable Governmental Body. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

                  (h) Certain Adjustments. If after the date hereof and on or prior to the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or any similar event shall occur, the Merger Consideration shall be adjusted accordingly to provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event.

                  (i) Dissenters' Rights.

                           (i) Notwithstanding any provision of this Agreement
                  to the contrary, any shares of Company Common Stock outstanding immediately prior to the Effective Time and held by Persons who shall have properly demanded payment of the fair cash value of such shares of Company Common Stock in accordance with Chapter 23 of the Tennessee Corporate Statutes (collectively, the "DISSENTING SHARES") shall not be converted into or represent the right to receive the Merger Consideration as provided in Section 2.1(c). Such Persons shall be entitled only to such rights as are granted under Chapter 23 of the Tennessee Corporate Statutes, except that all Dissenting Shares held by Persons who fail to perfect or who effectively withdraw or lose their rights as Dissenting Shareholders in respect of such shares under Chapter 23 of the Tennessee Corporate Statutes shall thereupon be deemed to have been converted into, as of the Effective Time, the right to receive the applicable portion of the Merger Consideration, without interest thereon, upon surrender of the Company Stock Certificate therefor in the manner provided in Section 2.6.

                           (ii) The Company or the Surviving Corporation, as the
                  case may be, shall give Parent (A) prompt written notice of any demands by the holders of Dissenting Shares (the "DISSENTING SHAREHOLDERS") received by the Company or the Surviving Corporation, withdrawals of such demands, any other instruments served on the Company or the Surviving Corporation and any material correspondence received by the Company or the Surviving Corporation in connection with such demands; and (B) the right to direct all negotiations and proceedings with respect to such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written Consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands. Any funds paid to Dissenting Shareholders shall be paid out of the Exchange Fund to the extent such payment is equal to or less than the pro rata portion of the Merger Consideration to which such Person would otherwise be entitled, and, if greater, the excess shall be paid out of the assets of the Surviving Corporation.

                  (j) Dividends and Distributions. No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Common Stock Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Common Stock Certificate in accordance with this Section 2.6 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar Laws, to receive all such dividends and distributions, without interest).

                  (k) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, properly delivered to any public official pursuant to any applicable abandoned property Law, escheat Law or similar Legal Requirement.

                                  ARTICLE III

                        POST CLOSING AUDIT AND ADJUSTMENT

         Section 3.1 Adjustment Amount Calculation. Following the Closing Date, the Shareholders' Representative and the Surviving Corporation will cause the Person serving as the Company's Chief Financial Officer immediately prior to the Closing Date, or a certified public accountant reasonably acceptable to Parent, to prepare a balance sheet of the Company as of the Closing Date (the "CLOSING BALANCE SHEET"), and to prepare a computation of the Adjustment Amount as of the Closing Date. The Shareholders' Representative will deliver the Closing Balance Sheet to Parent within 45 days after the Closing Date. The Closing Balance Sheet will be prepared in accordance with GAAP and the Adjustment Amount shall be calculated in accordance with Section 2.4(c) of the Parent Disclosure Schedules. If within 15 days following delivery of the Closing Balance Sheet and calculation of the Adjustment Amount, Parent has not given the Shareholders' Representative notice of objection to the Closing Balance Sheet and the Adjustment Amount, then such Adjustment Amount shall be paid as provided in
Section 3.2. If Parent gives such notice of objection, then the parties shall attempt to resolve the issues raised in the notice among themselves. If they are unable to reach a resolution within 10 Business Days of such notice, the issues in dispute will be submitted to KPMG LLP, certified public accountants (the "ACCOUNTANTS"), for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party (or its independent public accountants) and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to Parent and the Shareholders' Representative by the Accountants, will be binding and conclusive on the parties; and (iii) one-half of the fees of the Accountants for such determination shall reduce the amount of the Adjustment Amount to be paid to the Shareholders of the Company, and one-half of the fees shall be paid by Parent.

         Section 3.2 Adjustment Amount Payment. On or before the second Business Day following the final determination of the Adjustment Amount, if the Adjustment Amount is less than the amount of the Adjustment Amount Holdback, (i) Parent will deliver the difference between the Adjustment Amount and the Adjustment Amount Holdback, as adjusted pursuant to Section 3.1 above, by wire transfer of immediately available funds to the Designated Account; (ii) Parent shall be entitled to keep an amount equal to the Adjustment Amount; and (iii) the Adjustment Holdback Amount will be reduced to zero. On or before the second Business Day following the final determination of the Adjustment Amount, if the Adjustment Amount is equal to or greater than the Adjustment Amount Holdback,
(i) the Shareholders shall not be entitled to any portion of the Adjustment Amount Holdback; (ii) Parent shall be entitled to keep an amount equal to the Adjustment Amount; and (iii) the Adjustment Amount Holdback shall be reduced to zero and the General Holdback Amount will be reduced by the amount the Adjustment Amount exceeds the Adjustment Amount Holdback.

         Section 3.3 Shareholders' Representative. The Shareholders' Representative shall have the full power and authority to (i) receive any notices to the Shareholders with respect to any matter arising under this Agreement; (ii) provide any notice which may be required or allowed on the part of the Shareholders or the Shareholders' Representative with respect to any matter arising under this Agreement; (iii) resolve, settle, compromise, or otherwise deal in any respect with any Claim asserted by or against the Shareholders, the Company or the Surviving Corporation arising under this Agreement including, without limitation, any Claim or dispute arising under or in connection with Section 11.2 and Section 11.3; and (iv) sign any other agreement, document, closing certificate, or other paper or take any other action on behalf of the Company or the Shareholders in connection with this Agreement and the transactions contemplated hereby. Parent, Merger Sub and the Surviving Corporation shall be entitled to rely upon any action taken or notice given or received by the Shareholders' Representative in accordance with this
Section 3.3.

         Section 3.4 Transitional Personnel. Upon Closing, the Surviving Corporation will offer employment to the persons listed in Section 3.4 of the Company Disclosure Schedules for a period of three weeks following the Closing Date to assist the Surviving Corporation with various transitional accounting matters, and to assist the Shareholders' Representative with the preparation of the Company's closing tax returns and the preparation of the Closing Balance Sheet. The Surviving Corporation shall pay such employees compensation commensurate with the compensation such employees received from the Company immediately prior to the Closing, one-half of which shall reduce the amount of the General Holdback Amount to be paid to the Shareholders of the Company, and one-half of which shall be paid by Parent. Upon expiration of the aforementioned three-week period, such employees shall continue to make themselves available to the Shareholders' Representative and the Surviving Corporation for a reasonable period of time and (i) to the extent both the Shareholders' Representative and the Surviving Corporation continue to require the services of such employees, one-half of such employees' compensation shall reduce the amount of the General Holdback Amount to be paid to the Shareholders of the Company, and one-half shall be paid by Parent; (ii) to the extent the Shareholders' Representative continues to require the services of such employees but the Surviving Corporation does not, 100% of the compensation due to such employees shall reduce the amount of the General Holdback Amount; and (iii) to the extent the Surviving Corporation continues to require the services of such employees but the Shareholders' Representative does not, 100% of the compensation due to such employees shall be paid by Parent.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Merger Sub as follows, subject to such exceptions as are specifically contemplated by this Agreement or as are specifically set forth in the Company Disclosure Schedules:

         Section 4.1 Organization and Good Standing.

                  (a) The Acquired Corporations are corporations duly organized, validly existing, and in good standing under the Laws of their respective jurisdictions of incorporation, with full corporate power and authority to conduct their respective businesses as now being conducted, to own or use the respective properties and assets that they purport to own or use, and to perform all their respective obligations under Acquired Corporation Contracts. Except as set forth in Section 4.1(b) of the Company Disclosure Schedules, each of the Acquired Corporations is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect on the Acquired Corporations.

                  (b) Section 4.1(b) of the Company Disclosure Schedules lists all Acquired Corporations and indicates as to each its jurisdiction of organization, each jurisdiction in which it is qualified to do business, its shareholders, and the number of shares of each class or series of capital stock owned by such shareholder. The Company has delivered to Parent copies of the charter, certificate or articles of incorporation, bylaws and other similar organizational documents (collectively, "ORGANIZATIONAL DOCUMENTS") of each of the Acquired Corporations, as currently in effect. Neither the Company nor any Acquired Corporation is in default under or in violation of any provision of their respective Organizational Documents.

         Section 4.2 Authority; No Conflict.

                  (a) The Company has all necessary power and authority to execute and deliver this Agreement and the other agreements referred to herein to perform its obligations hereunder and thereunder and to consummate the Merger and the other transactions contemplated hereby and thereby (collectively, the "CONTEMPLATED TRANSACTIONS"). The execution and delivery of this Agreement by the Company and the consummation by the Company of the Contemplated Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Contemplated Transactions (other than, with respect to the Merger, the approval of the Merger, this Agreement and the Contemplated Transactions by the holders of a majority of the then outstanding shares of Company Common Stock (the "REQUIRED COMPANY SHAREHOLDER VOTE") and the filing of appropriate merger documents as required by the Tennessee Corporate Statutes. The board of directors of the Company has unanimously approved the Merger and adopted this Agreement and the Contemplated Transactions and resolved to recommend to the Shareholders of the Company that they vote in favor of the approval of this Agreement and the consummation of the Contemplated Transactions in accordance with the Tennessee Corporate Statutes. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting the rights of creditors and to general principles of equity.

                  (b) Except as set forth in Section 4.2(b) of the Company Disclosure Schedules, neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions do or will, directly or indirectly (with or without notice or lapse of time or both), (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of any of the Acquired Corporations; or (B) any resolution adopted by the board of directors or the shareholders of any of the Acquired Corporations; (ii) contravene, conflict with, or result in a violation of any Legal Requirement or any order to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject; (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any of the Acquired Corporations; (iv) cause any of the Acquired Corporations to become subject to, or to become liable for the payment of, any Tax; (v) to the Knowledge of the Company, cause any of the assets owned by any of the Acquired Corporations to be reassessed or revalued by any taxing authority or other Governmental Body; (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Acquired Corporation Contract; or (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any of the Acquired Corporations, except, in the case of clauses (ii), (iii), (v), (vi) and (vii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, or could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect on the Acquired Corporations taken as a whole.

                  (c) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the Contemplated Transactions by the Company will not, require any Consent of, or filing with or notification to, any Person, except (i) for (A) applicable requirements, if any, of the Securities Act and state securities or "blue sky" Laws ("BLUE SKY LAWS"); (B) filing of appropriate merger documents as required by the Tennessee Corporate Statutes; (C) the Required Company Shareholder Vote; (ii) as set forth in Section 4.2(c) of the Company Disclosure Schedules; and
         (iii) where failure to obtain such Consents, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, or could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect on the Acquired Corporations, taken as a whole.

         Section 4.3 Capitalization. The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock and 1,000,000 shares of Company Preferred Stock. As of the date hereof, (a) 2,236,650 shares of Company Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and held by residents of the United States; (b) 554,101 shares of Company Common Stock are reserved for issuance upon the exercise of outstanding stock options pursuant to the Company's stock incentive plans (the "COMPANY STOCK OPTIONS"); and (c) 114,815 shares of Company Common Stock are reserved for issuance pursuant to the Company Stock Options not yet granted. No shares of Company Preferred Stock have been issued, and no shares of the Company Preferred Stock are outstanding. There are not any bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which Shareholders of the Company may vote. Except as set forth above, as of the date hereof, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding and no shares of capital stock or other voting securities of the Company will be issued or become outstanding after the date hereof other than upon exercise of the Company Stock Options outstanding as of the date hereof. Except as set forth in Section 4.3 of the Company Disclosure Schedules, there are no options, stock appreciation rights, warrants or other rights, contracts, arrangements or commitments (each, a "RIGHT") to which the Company is a party, or, to the Company's Knowledge, any of its Shareholders are a party, relating to the issued or unissued capital stock of any of the Acquired Corporations, or obligating any of the Acquired Corporations to issue, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into equity interests in, any Acquired Corporation. Section 4.3 of the Company Disclosure Schedules sets forth the name of each holder of any such Right along with the name of the Right, the exercise price, the number of shares of Company Common Stock into which it is convertible or exercisable, the date of grant, its expiration date, and the name of the Person originally granted such Right, as applicable. True, correct and complete copies of each agreement evidencing the Rights listed in Section 4.3 of the Company Disclosure Schedules have been delivered to Parent or its counsel. Since December 31, 2003, the Company has not issued or reserved for issuance any shares of its capital stock, except upon the exercise of the Company Stock Options. All shares of Company Common Stock subject to issuance as described above will, prior to the Effective Date and upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, be duly authorized, validly issued, fully paid and nonassessable. As of the Effective Date, the holders of Company Stock Options will only have the rights as provided in Section 2.3 hereof and will not be entitled to receive any other securities of the Company or Parent or anything further in connection with any Company Stock Option. Except as set forth in
Section 4.3 of the Company Disclosure Schedules, none of the Acquired Corporations has any contract or other obligation to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any of the Acquired Corporations, or make any investment (in the form of a loan, capital contribution or otherwise) in any of the Acquired Corporations or any other Person. Except as set forth in Section 4.3 of the Company Disclosure Schedules, each outstanding share of capital stock of each of the Acquired Corporations is duly authorized, validly issued, fully paid and nonassessable and each such share owned by any of the Acquired Corporations is free and clear of all Encumbrances. None of the outstanding equity securities or other securities of any of the Acquired Corporations was issued in violation of the Securities Act or any other Legal Requirement. None of the Acquired Corporations owns, or has any contract or other obligation to acquire, any equity securities or other securities of any Person (other than Subsidiaries of the Company) or any direct or indirect equity or ownership interest in any other business. None of the Acquired Corporations is or has ever been a general partner of any general or limited partnership.

         Section 4.4 No Subscription Receivables. As of the Closing Date, all subscription receivables for Company Common Stock shall have been paid in full.

         Section 4.5 Financial Statements.

                  (a) Section 4.5 of the Company Disclosure Schedules sets forth true and complete copies of the consolidated audited balance sheet (including detailed schedules of all accounts thereon), statements of income, changes in shareholders' equity and cash flows for the fiscal years ended December 31, 2001, December 31, 2002 and December 31, 2003, and the unaudited consolidated balance sheet (including detailed schedules of all accounts thereon) and statements of income for the three-month period ended March 31, 2004 (collectively, the "COMPANY FINANCIAL STATEMENTS"). The Company Financial Statements comply, as of their respective dates, in all material respects with applicable accounting requirements, have been prepared in accordance with GAAP (except, in the case of unaudited statements which are subject to normal year end adjustments that are not material and do not contain notes required under GAAP) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of the Acquired Corporations as of the dates thereof and the consolidated statement of income, cash flows and shareholders' equity for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company has no Off-Balance Sheet Arrangements.

                  (b) The Company has delivered to Parent profit and loss statements for each of the Acquired Corporations' stores reflecting the operations of each store for each month from January 31, 2004 through March 31, 2004 (each, a "PROFIT AND LOSS STATEMENT" and together, the "PROFIT AND LOSS STATEMENTS"). Such Profit and Loss Statements are complete and correct in all material respects, represent actual, bona fide transactions, have been prepared from and are in accordance with the accounting records of each of the Acquired Corporations' stores, and present in all material respects the transactions and the operations of such stores for the periods referred to in such Profit and Loss Statements. The revenues set forth in the Profit and Loss Statements represent actual payments received from customers of the Acquired Corporations' stores and deposited into bank accounts of such stores, are included as so set forth in the consolidated financial statements of the Company for the corresponding periods and have been reported in a manner consistent with the Company's financial reporting accounting principles. The expenses reflected on the Profit and Loss Statements are included in the consolidated financial statements of the Company for the corresponding periods and are consistent with the Company's financial reporting accounting principles, subject to such changes due to reclassifications that occur in the Ordinary Course of Business and are not material with respect to the operation of the Acquired Corporations' stores.

                  (c) There are no significant deficiencies or material weaknesses in the Company's internal controls. The Company maintains accurate books and records reflecting its consolidated assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the Company Financial Statements and to maintain accountability for the Company's consolidated assets; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; (iv) the reporting of the Company's consolidated assets is compared with existing assets at regular intervals; and (v) accounts and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. All financial and operational information submitted by the Company to Parent accurately and fairly represent in all material respects the financial and operation information they purport to represent on and as of the dates for the periods thereof.

         Section 4.6 No Undisclosed Liabilities. Except as set forth in of the Company Disclosure Schedules, the Acquired Corporations have no liabilities or obligations of any nature (whether absolute, accrued, contingent, choate or inchoate or otherwise), except for liabilities or obligations reflected or reserved against in the Company's balance sheet at March 31, 2004 (the "COMPANY BALANCE SHEET"), and current liabilities incurred in the Ordinary Course of Business and not in violation of this Agreement since the date thereof (assuming for this purpose that this Agreement had been in effect since the date of the Company Balance Sheet). As of the date of the Company Balance Sheet, the Company's liabilities or obligations reflected or reserved against in the Company Balance Sheet totaled $22,314,838. As of the date hereof, the aggregate outstanding balance on all of the Company's outstanding notes, each of which is listed in Section 4.6 of the Company Disclosure Schedules, is $18,586,673.

         Section 4.7 Property; Sufficiency of Assets.

                  (a) None of the Acquired Corporations own any real property or any interest in real property. Section 4.7(a) of the Company Disclosure Schedules contains an accurate and complete list of all the Acquired Corporations' real property leases. A true and complete copy of all real property leases of the Acquired Corporations have been delivered to Parent. With respect to each real property lease of the Acquired Corporations, including each store and/or service center lease (each, a "LEASE"), (i) each Lease has been validly executed and delivered by the appropriate Acquired Corporation and by the other party or parties thereto and is a binding agreement; (ii) the Acquired Corporations are not, and, to the Company's Knowledge, no other party to the Lease is, in material breach or material default, and, no event has occurred on the part of the Acquired Corporations or, to the Company's Knowledge, on the part of any other party which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under any Lease; (iii) except as set forth on Section 4.7(a) of the Company Disclosure Schedules, each Lease will continue to be binding in accordance with its terms following the Closing Date; (iv) the Acquired Corporations have not repudiated and, to the Company's Knowledge, no other party to any Lease has repudiated any provision thereof; (v) there are no material disputes, oral agreements or delayed payment programs in effect as to any Lease; and
         (vi) all facilities leased under each Lease are fit for the operation of the store and have been reasonably maintained. All heating, cooling, lighting, plumbing and electrical systems under each Lease are in reasonably good repair and working order.

                  (b) The Acquired Corporations (i) have good and valid title to all property used in and material to the business of the Acquired Corporations, free and clear of all Encumbrances except (A) Encumbrances listed in Section 4.7(b)(i) of the Company Disclosure Schedules; (B) statutory Encumbrances securing payments not yet due; and (C) such imperfections or irregularities of title or Encumbrances as do not affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, in either case in such a manner as to have a Material Adverse Effect on the Acquired Corporations; and (ii) are collectively the lessee of all personal property used in and material to the business of the Acquired Corporations and are in possession of the properties purported to be leased thereunder, and each such lease is valid and in full force and effect without default thereunder by the Acquired Corporation or, to the Company's Knowledge, the other party thereto, other than defaults with respect to leases that are not material to the Acquired Corporations or that would not have a Material Adverse Effect on the Acquired Corporations.

                  (c) All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Acquired Corporations in the manner in which such business is currently being conducted.

         Section 4.8 Intellectual Property. All trademark registrations, trademark applications, and rights to register domain names of any Acquired Corporation are set forth in Section 4.8 of the Company Disclosure Schedules. Except in each case where the failure would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Corporations or except as disclosed in Section 4.8 of the Company Disclosure Schedules, (a) the Acquired Corporations own all right, title and interest in or have valid and enforceable rights to use, by license or other agreements, all of the Intellectual Property that is currently used in the conduct of the business of the Acquired Corporations, free of all Liens, pledges, charges, options, rights of first refusal, security interests or other Encumbrances of any kind; (b) no action, claim, arbitration, proceeding, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) has commenced, been brought or heard by or before any Governmental Body or arbitrator or is pending or is threatened in a writing obtained by or delivered to the Company by any third Person with respect to any Intellectual Property owned by the Acquired Corporations in connection with the business of the Acquired Corporations as currently conducted, including any claim or suit that alleges that any such Intellectual Property infringes, impairs, dilutes or otherwise violates the rights of others, and the Acquired Corporations are not subject to any outstanding injunction, judgment, order, decree, ruling, charge, settlement, or other dispute involving any third party's Intellectual Property;
(c) none of the Acquired Corporations has threatened or initiated any claim or action against any third party with respect to any Intellectual Property; and
(d) the Acquired Corporations have no Knowledge of any conflict with or infringements of any Intellectual Property of any third party.

         Section 4.9 Rental Merchandise. All rental merchandise of the Acquired Corporations was purchased, acquired or ordered in the Ordinary Course of Business or pursuant to acquisitions and consistent with the regular rental merchandise practices of the Acquired Corporations. All such rental merchandise, including, to the Knowledge of the Company, all such rental merchandise currently out on rent, is of a quality usable and merchantable in the operation of the business and is in good repair and condition, ordinary wear and tear excepted, except for obsolete items which have been written off in the Company Financial Statements or on the accounting records of the Company as of the Closing Date, as the case may be.

         Section 4.10 Motor Vehicles and Equipment. Except as set forth in
Section 4.10 of the Company Disclosure Schedules, all vehicles and items of equipment utilized by the Acquired Corporations are (a) mechanically sound and in a condition to perform in the manner currently conducted by the Acquired Corporations, ordinary wear and tear excepted; and (b) in material compliance with all applicable statutes, ordinances and regulations, including without limitation, those related to safety. Section 4.10 of the Company Disclosure Schedules lists each motor vehicle lease to which any Acquired Corporation is a party.

         Section 4.11 Product Warranties. Except as set forth in Section 4.11 of the Company Disclosure Schedules, none of the Acquired Corporations has given or made any express warranties to third parties, including without limitation customers, with respect to any products rented or sold by them, except for the warranties imposed by the provisions of applicable Law. Except as set forth in
Section 4.11 of the Company Disclosure Schedules, neither the Company nor any Acquired Corporation has any Knowledge of any fact or event forming the basis of an actual or threatened claim against the Company or any Acquired Corporation for product liability on account of any express or implied warranty.

         Section 4.12 Material Contracts; No Defaults; Rental Purchase
Agreements.

                  (a) Section 4.12(a) of the Company Disclosure Schedules lists each Material Contract. The Company has delivered to Parent true and correct copies of each Material Contract and any other contracts or agreements set forth in any section of the Company Disclosure Schedules.

                  (b) Except as set forth in Section 4.12(b) of the Company Disclosure Schedules: (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Acquired Corporation Contract, except for violations, breaches and defaults that have not had and would not have, individually or in the aggregate, a Material Adverse Effect on the Acquired Corporations; and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Acquired Corporation Contract, except for violations, breaches and defaults that have not had and would not have, individually or in the aggregate, a Material Adverse Effect on the Acquired Corporations; (ii) to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will (A) result in a violation or breach of any of the provisions of any Acquired Corporation Contract;
         (B) give any Person the right to declare a default or exercise any remedy under any Acquired Corporation Contract; (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Acquired Corporation Contract; (D) give any Person the right to accelerate the maturity or performance of any Acquired Corporation Contract, or (E) give any Person the right to cancel, terminate or modify any Acquired Corporation Contract, except in each such case for violations, breaches, defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Corporations; and (iii) none of the Acquired Corporations has received any written or, to the Company's Knowledge, unwritten notice or other written or, to the Company's Knowledge, unwritten communication regarding any actual or possible violation or breach of, or default under, any Acquired Corporation Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Corporations.

                  (c) The Company has delivered to Parent true and correct copies of all forms of rental purchase agreements utilized by the Acquired Corporations or any of their respective predecessors during the previous five years (the "RENTAL PURCHASE AGREEMENTS"). The form of each Rental Purchase Agreement utilized by the Acquired Corporations or any of their respective predecessors currently and during the previous five years is and was, as the case may be, in compliance in all material respects with all federal and state Laws. The Rental Purchase Agreements were entered into in the Ordinary Course of Business of the Acquired Corporations. Except for those matters below which would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Corporations, with respect to the Rental Purchase Agreements currently utilized by the Acquired Corporations:

                           (i) each Rental Purchase Agreement is in full force
                  and effect and constitutes a valid, legal and binding obligation of the contracting parties, enforceable against the Acquired Corporation and to the Company's Knowledge, the other party thereto, in accordance with its terms;

                           (ii) each of the Acquired Corporations has complied
                  in all material respects with the terms of each Rental Purchase Agreement to which it is a party;

                           (iii) none of the Acquired Corporations is in breach,
                  violation or default under any Rental Purchase Agreement;

                           (iv) no event has occurred which constitutes, or with
                  the lapse of time or the giving of notice, or both would constitute a breach, violation or default under any Rental Purchase Agreement;

                           (v) the enforceability of each Rental Purchase
                  Agreement and the enjoyment of the rights and benefits thereunder will not be affected in any respect by the execution and delivery of this Agreement, the performance by the parties of their obligations hereunder or the consummation of the Contemplated Transactions.

         Section 4.13 Major Suppliers. Section 4.13 of the Company Disclosure Schedules lists each of the Acquired Corporations' vendors or suppliers, the dollar value of purchases from each of which constituted greater than 10% of the Company's revenue for the year ended December 31, 2003 (each, a "MAJOR SUPPLIER"), and the dollar amount of business done with each Major Supplier in such period. The Company has furnished Parent with complete and accurate copies of all current written or summaries of unwritten agreements with such Major Suppliers. Except as set forth in Section 4.13 of the Company Disclosure Schedules, (i) no Acquired Corporation has engaged in a material dispute with any Major Supplier; (ii) there has been no Material Adverse Effect with respect to the business relationship of any Acquired Corporation and any Major Supplier since December 31, 2003; and (iii) no Major Supplier has indicated in writing any material modification or adverse change in the business relationship with any Acquired Corporation, including but not limited to, a material reduction in the volume of business transacted by such Major Supplier, as the case may be, below historical levels.

         Section 4.14 Insurance. The Acquired Corporations are covered by valid and currently effective insurance policies with reputable insurance carriers issued in favor of the Company that are customary for companies of similar size and financial condition including, without limitation, fire and casualty, general liability, workers compensation and automobile policies. The Company has delivered to Parent true, correct and complete copies of all such policies and all such policies are in full force and effect, all premiums due thereon have been paid and the Acquired Corporations have complied with the provisions of such policies. The Acquired Corporations have not been advised of any defense to coverage in connection with any claim to coverage asserted or noticed by the Acquired Corporations under or in connection with any of their existing insurance policies. The Acquired Corporations have not received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering any of the Acquired Corporations that there will be a cancellation or non-renewal of existing policies or binders, or that alteration of any equipment or any improvements to real estate occupied by or leased to or by the Acquired Corporations, purchase of additional equipment, or material modification of any of the methods of doing business, will be required.

         Section 4.15 Taxes.

                  (a) Timely Filing of Tax Returns. The Acquired Corporations have filed or caused to be filed on a timely basis all material Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements; provided, however, that any and all non-material Tax Returns have been filed on a timely basis pursuant to applicable Legal Requirements when the failure to file such Tax Returns would have caused a Material Adverse Effect on the Acquired Corporations, taken as a whole. All Tax Returns filed by (or that include on a consolidated basis) any of the Acquired Corporations were (and, as to Tax Returns not filed as of the date hereof, will be) in all material respects true, complete and correct and filed on a timely basis.

                  (b) Payment of Taxes. The Acquired Corporations have, within the time and in the manner prescribed by Law, paid (and until Closing will pay within the time and in the manner prescribed by Law) all Taxes that are due and payable, unless such Taxes are being disputed in good faith as set forth in Section 4.15(b) of the Company Disclosure Schedules.

                  (c) Withholding Taxes. Each of the Acquired Corporations has complied (and until the Closing will comply) with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes (including, but not limited to, withholding and reporting requirements under the Code or Code Sections 1441 through 1464, 3401 through 3406, 6041 and 6049 and similar provisions under any other Laws) and have, within the times and in the manner prescribed by Law, withheld from employee wages and paid over to proper governmental authorities all amounts required.

                  (d) Audits. Except as set forth in Section 4.15(d) of the Company Disclosure Schedules, no Tax Return of any of the Acquired Corporations is under audit or examination by any taxing authority, and no written or unwritten notice of such an audit or examination has been received by any of the Acquired Corporations and, the Acquired Corporations have no Knowledge of any threatened audits, investigations or claims for or relating to Taxes, and there are no matters under discussion with any taxing authority with respect to Taxes. Except as set forth in Section 4.15(d) of the Company Disclosure Schedules, no issues relating to Taxes were raised in writing by the relevant taxing authority during any presently pending audit or examination, and no issues relating to Taxes were raised in writing by the relevant taxing authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. Section 4.15(d) of the Company Disclosure Schedules lists, and the Company has delivered to Parent copies of, all examiner's or auditor's reports, notices of proposed adjustments or similar commissions received by any of the Acquired Corporations from any taxing authority. Except as set forth
         Section 4.15(d) of the Company Disclosure Schedules, no federal or state Tax Returns of the Acquired Corporations have been examined by and settled with the Internal Revenue Service or relevant state taxing authorities for any year, that is otherwise open under the applicable statute of limitations.

                  (e) Tax Reserves. The charges, accruals, and reserves with respect to Taxes on the respective books of each of the Acquired Corporations are adequate (and until Closing will continue to be adequate) to pay all Taxes not yet due and payable and have been determined in accordance with GAAP. No differences exist between the amounts of the book basis and the Tax basis of assets (net of liabilities) that are not accounted for on any accrual on the books of the Acquired Corporations for federal income Tax purposes. There exists no proposed assessment of Taxes against any of the Acquired Corporations except as disclosed in Section 4.15(e) of the Company Disclosure Schedules.

                  (f) Tax Liens. No Encumbrances for Taxes exist with respect to any assets or properties of any of the Acquired Corporations, nor will any such Encumbrances exist at Closing except for statutory Liens for Taxes not yet due.

                  (g) Tax Sharing Agreements. Section 4.15(g) of the Company Disclosure Schedules lists, and the Company has delivered to Parent copies of, any Tax sharing agreement, Tax allocation agreement, Tax indemnity obligation or similar written or unwritten agreement, arrangement, understanding or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority) to which any of the Acquired Corporations is a party or by which any of the Acquired Corporations is bound. No such agreements shall be modified or terminated prior to Closing without the Consent of Parent.

                  (h) Extensions of Time for Filing Tax Returns. Except as set forth on Section 4.15(h) of the Company Disclosure Schedules, none of the Acquired Corporations has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

                  (i) Waiver of Statutes of Limitations. None of the Acquired Corporations has executed any outstanding waivers or comparable Consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

                  (j) Powers of Attorney. No power of attorney currently in force has been granted by any of the Acquired Corporations concerning any Taxes or Tax Return.

                  (k) Tax Rulings. None of the Acquired Corporations has received or been the subject of a Tax Ruling or a request for Tax Ruling. None of the Acquired Corporations has entered into a Closing Agreement with any Governmental Body that would have a continuing effect after the Closing Date. "Tax Ruling" shall mean a written ruling of a Governmental Body relating to Taxes. "Closing Agreement" shall mean a written and legally binding agreement with a Governmental Body relating to Taxes.

                  (l) Availability of Tax Returns. Section 4.15(l) of the Company Disclosure Schedules lists, and the Company has made available to Parent complete and accurate copies of, all Tax Returns, and any amendments thereto, filed by or on behalf of, or which include, any of the Acquired Corporations, for taxable periods within the past five years ending on or prior to the Closing Date.

                  (m) Opinions of Counsel. Section 4.15(m) of the Company Disclosure Schedules lists, and Company has provided to Parent true and complete copies of, all memoranda and opinions of counsel, whether inside or outside counsel, and all memoranda and opinions of accountants or other Tax advisors, which have been received by any of the Acquired Corporations with respect to Taxes.

                  (n) Section 481 Adjustments. None of the Acquired Corporations is required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by any of the Acquired Corporations, and the Internal Revenue Service has not proposed any such change in accounting method.

                  (o) S Corporation. The Company is an S corporation as defined in Section 1361 of the Code, and the Company is not subject to the Tax on passive income under Section 1375 of the Code nor the Tax on built-in gains under Section 1374 of the Code. All of the Subsidiaries of the Company are qualified Subchapter S subsidiaries as defined in
         Section 1361(b)(3) of the Code. Section 4.15(o) of the Company Disclosure Schedules lists all of the states and localities with respect to which the Acquired Corporations are required to file any corporate, income or franchise Tax Return and indicates whether the Acquired Corporations are treated as the equivalent of an S corporation or a qualified Subchapter S subsidiary, as applicable, by or with respect to any such state or locality.

                  (p) Real Property Transfer Tax. Except as set forth in Section 4.15(p) of the Company Disclosure Schedules, none of the Acquired Corporations owns any direct or indirect interest in real estate which as a result of the Merger or any Contemplated Transaction would be subject to any realty transfer Tax or similar Tax.

                  (q) Transfer Taxes. The Company shall pay all transfer Taxes and other similar Taxes imposed due to the Merger or any Contemplated Transaction.

                  (r) Section 6662 Understatement. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

                  (s) Affiliated Group. Except as set forth in Section 4.15(s) of the Company Disclosure Schedules, none of the Acquired Corporations
         (a) has been a member of an affiliated group within the meaning of
         Section 1504(a) of the Code (or any similar group defined under a similar provision of state, local or foreign Law); or (b) has liability for Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor by contract or otherwise.

                  (t) Partnerships. Except as set forth in Section 4.15(t) of the Company Disclosure Schedules, none of the Acquired Corporations is a partner or member of any entity treated as a partnership for federal income Tax purposes.

                  (u) Qualification as a Reorganization. None of the Acquired Corporations has taken any action, nor is there any fact or circumstance applicable to the Acquired Corporations, that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         Section 4.16 Employee Benefits.

                  (a) Except as set forth in Section 4.16(a) of the Company Disclosure Schedules or as required under this Agreement, since December 31, 2003, there has not been (i) any adoption or material amendment by any of the Acquired Corporations of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, stock appreciation right, retirement, vacation, severance, disability, death benefit, hospitalization, medical, worker's compensation, supplementary unemployment benefits, or other plan, arrangement or understanding (whether or not legally binding) or any employment agreement providing compensation or benefits to any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries or any beneficiary thereof or entered into, maintained or contributed to, as the case may be, by any of the Acquired Corporations (collectively, "BENEFIT PLANS"), or (ii) any adoption of, or amendment to, or change in employee participation or coverage under, any Benefit Plans which would increase materially the expense of maintaining such Benefit Plans above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2003. Except as expressly contemplated hereby or as provided in Section 4.16(a) of the Company Disclosure Schedules, neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of the Acquired Corporations and all Benefit Plans permit assumption by Parent upon consummation of the Contemplated Transactions without the Consent of any participant. Except as provided in Section 4.16(a) of the Company Disclosure Schedule and payable pursuant to Section 11.4, the Acquired Corporations have no severance arrangements with any officer, director or employee of the Company or any other Acquired Corporation.

                  (b) For purposes of this Agreement, the following definitions apply: "CONTROLLED GROUP LIABILITY" means any and all liabilities under
         (i) Title IV of ERISA; (ii) Section 302 of ERISA; (iii) Sections 412 and 4971 of the Code; (iv) the continuation coverage requirements of
         Section 601 et seq. of ERISA and Section 4980B of the Code; and (v) corresponding or similar provisions of foreign Laws, other than such liabilities that arise solely out of, or relate solely to, the Plans; "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder; "ERISA AFFILIATE" means, with respect to any Entity, trade or business, any other Entity, trade or business that is a member of a group described in Section 414(b), (c),
         (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first Entity, trade or business, or that is a member of the same "controlled group" as the first Entity, trade or business pursuant to
         Section 4001(a)(14) of ERISA.

                  (c) Section 4.16(c) of the Company Disclosure Schedules includes a complete list of all employee benefit plans, programs, policies, practices, and other arrangements providing benefits to any current or former employee, officer or director of any of the Acquired Corporations or beneficiary or dependent thereof, whether or not written, and whether covering one Person or more than one Person, sponsored or maintained by any Acquired Corporation or to which any Acquired Corporation contributes or is obligated to contribute ("PLANS"). Without limiting the generality of the foregoing, the term "Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of ERISA, all employee pension benefit plans within the meaning of Section 3(2) of ERISA, and all other employee benefit, bonus, incentive, deferred compensation, stock purchase, stock option, severance, change of control and fringe benefit plans, programs or agreements.

                  (d) With respect to each Plan, the Company has delivered to Parent a true, correct and complete copy of: (i) each writing constituting a part of such Plan, including without limitation all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules, if any; (iii) the current summary plan description and any material modifications thereto, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the IRS, if any. Except as specifically provided in the foregoing documents delivered to Parent, there are no amendments to any Plan or any new Plan that have been adopted or approved nor has the Company undertaken to make any such amendments or adopt or approve any new Plan.

                  (e) Section 4.16(e) of the Company Disclosure Schedules identifies each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("QUALIFIED PLANS"). The Internal Revenue Service has issued a favorable determination letter with respect to each Qualified Plan that has not been revoked, and, to the Knowledge of the Company, there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust.

                  (f) No Plan is intended to meet the requirements of Section 501(c)(9) of the Code as a "Voluntary Employee Benefits Association." No Plan is a "Multiple Employer Welfare Arrangement" as defined in
         Section 3(40) of ERISA.

                  (g) All contributions required to be made to any Plan by applicable Law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Company Financial Statements.

                  (h) The Company has complied, and is now in compliance, in all material respects with all provisions of ERISA, the Code and all Laws and regulations applicable to the Plans (including, without limitation
         (i) with respect to each Plan that is a "group health plan," as defined in Section 607(1) of ERISA or Section 5000(b)(1) of the Code (A) the provisions of Part 6 and 7 of Title I, Subtitle B of ERISA, Sections 1171 through 1179 of the Social Security Act (relating generally to security and electronic transfer of health information) and Sections 4980B, 9801 and 9833 of the Code; and (B) the privacy requirements described in the regulations issued under sections 262 and 264 of the Health Insurance Portability and Accountability Act of 1996; and (ii) with respect to each Plan that is a Qualified Plan, the requirements of Sections 401(a) and 501(a) of the Code applicable to any such Plan maintained by the Company ). There is not now, nor do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any Encumbrance on the assets of the Company under ERISA or the Code. There is no liability with respect to any transaction that relates to a Plan that violates Sections 404 or 406 of ERISA or which constitutes a prohibited transaction as defined in Section 4975(c)(i) of the Code and for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) of the Code.

                  (i) With respect to each Plan that is subject to Title IV or
         Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of
         Section 412 of the Code or Section 302 of ERISA, whether or not waived;
         (ii) all "required installments" within the meaning of Section 412(m) of the Code or Section 302(e) of ERISA have been paid when due; (iii) the fair market value of the assets of such Plan equals or exceeds the actuarial present value of all accrued benefits under such Plan (whether or not vested), on a termination basis using the interest rate set forth in the Plan or otherwise required by ERISA or the Code; (iv) no reportable event within the meaning of Section 4043(c) of ERISA has occurred, and the consummation of the Contemplated Transactions will not result in the occurrence of any such reportable event; (v) no lien under Section 412(n) of the Code or Sections 302(f) or 4068 of ERISA has been imposed; (vi) there is no requirement that security be provided under
         Section 401(a)(29) of the Code; and (vii) all premiums to the Pension Benefit Guaranty Corporation have been timely paid in full. All liabilities in connection with the termination of any employee pension benefit plan that was sponsored, maintained or contributed to by any Acquired Corporation at any time within the past three years have been fully satisfied.

                  (j) Except as set forth on Section 4.16(j) of the Company Disclosure Schedules, no Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "MULTIEMPLOYER PLAN") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "MULTIPLE EMPLOYER PLAN").

                  (k) There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of any Acquired Corporation following the Closing. Without limiting the generality of the foregoing, neither any Acquired Corporation nor any ERISA Affiliate of any Acquired Corporation has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

                  (l) No Acquired Corporation has any liability for life, health, medical or other welfare benefits to former employees, retirees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA.

                  (m) All Plans covering foreign employees of the Acquired Corporations comply with applicable local Law and are fully funded and/or book reserved to the extent applicable.

                  (n) No labor organization or group of employees of the Acquired Corporations has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. Each of the Acquired Corporations has complied with the Worker Adjustment and Retraining Notification Act.

                  (o) There are no pending or, to the Knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans which could reasonably be expected to result in any material liability of any Acquired Corporation to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any Multiemployer Plan.

                  (p) Section 4.16(p) of the Company Disclosure Schedules contains an accurate and complete list as of the date of this Agreement of all loans and advances made by any of the Acquired Corporations to any employee, officer, director, consultant or independent contractor, other than routine travel and expense advances made to employees in the Ordinary Course of Business.

                  (q) Except as provided in Section 4.16(q) of the Company Disclosure Schedules or Section 11.4, the Contemplated Transactions will not result in any payment (whether of separation pay or otherwise) becoming due from any Acquired Corporation to any current or former employee, director or consultant, or result in the vesting, acceleration of payment or increase in the amount of any benefit payable to or in respect of any such current or former employee, director or consultant of any Acquired Corporation. There is no contract, agreement, plan or arrangement covering any current or former employee, director, or consultant of any Acquired Corporation that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(a)(1) and/or 280G of the Code or would require the payment of an excise Tax imposed by Section 4999 of the Code or of any gross up of any such excise Tax.

         Section 4.17 Labor Matters. None of the Acquired Corporations has been, and is not now, a party to any collective bargaining agreement or other labor contract and there has not been, there is not presently pending (including matters which are on appeal or have not been fully funded, and administrative matters that may be closed but with respect to which the applicable statute of limitations has not run) or existing, and, to the Company's Knowledge, there is not threatened, any strike, slowdown, picketing, work stoppage or employee grievance process involving an Acquired Corporation. To the Company's Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute and there is not pending or threatened against or affecting an Acquired Corporation any proceeding relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed with the National Labor Relations Board or any comparable Governmental Body, and there is no organizational activity or other labor dispute against or affecting an Acquired Corporation. No application or petition for an election of or for certification of a collective bargaining agent is pending and no grievance or arbitration proceeding exists that might have an adverse effect upon an Acquired Corporation. There is no lockout of any employees by an Acquired Corporation, and no such action is contemplated by any Acquired Corporation. Except as set forth in Section 4.17 of the Company Disclosure Schedules, there has been no charge of discrimination filed or, to the Company's Knowledge, threatened against any Acquired Corporation with the Equal Employment Opportunity Commission or similar Governmental Body. The Company has provided Parent or its counsel true, correct and complete copies of all employee hand books currently in use by any Acquired Corporation and which have been used in the last five years by any Acquired Corporation. Except as set forth in Section 4.17 of the Company Disclosure Schedules, to the Company's Knowledge, the Acquired Corporations have complied in all material respects with the policies and procedures set forth in such employee hand books. The Acquired Corporations are in material compliance with all federal and state Laws respecting employment, including but not limited to, gender, race, disability, national origin or age discrimination, the Occupational Safety and Health Act of 1970, as amended, the Family and Medical Leave Act of 1993, as amended, the terms and conditions of employment of their respective employees and the federal and state Legal Requirements regarding wages and hours.

         Section 4.18 Compliance With Applicable Legal Requirements; Litigation.

                  (a) The Acquired Corporations hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the respective businesses of the Acquired Corporations as presently conducted (collectively, the "COMPANY PERMITS"), except where the failure to have any such Company Permits individually or in the aggregate would not have a Material Adverse Effect on the Acquired Corporations. Notwithstanding the foregoing, the Acquired Corporations are in compliance with the terms of the Company Permits and all applicable Legal Requirements, except where the failure so to comply individually or in the aggregate would not have a Material Adverse Effect on the Acquired Corporations. All of the Company Permits are in full force and effect and no suspension or cancellation of any Company Permit is threatened.

                  (b) The Company has furnished Parent copies of (i) all attorney responses to the request of the independent auditors for the Company with respect to loss contingencies as of December 31, 2003, 2002 and 2001 in connection with the Company's financial statements for the years then ended; and (ii) a written list of legal and regulatory proceedings filed against the Acquired Corporations which are pending (including matters which are on appeal or have not been fully funded, and administrative matters that may be closed but with respect to which the applicable statute of limitations has not run) as of the date of this Agreement. There are no actions, suits, investigations, complaints or proceedings (including any proceedings in arbitration) pending (including matters which are on appeal or have not been fully funded, and administrative matters that may be closed but with respect to which the applicable statute of limitations has not run) or, to the Knowledge of the Company, threatened against the Acquired Corporations or any of their respective officers, directors, employees, agents, at Law or in equity, in any court or before any Governmental Body, except actions, suits, investigations, complaints or proceedings that are set forth in
         Section 4.18(b) of the Company Disclosure Schedules.

                  (c) Except as set forth in Section 4.18(c) of the Company Disclosure Schedules, there are no Legal Proceedings pending or, to the Company's Knowledge, threatened against the Acquired Corporations or any of their respective officers, directors, employees, agents, at Law or in equity, in any court or before any Governmental Body, by Persons alleging violations of the provisions of the Rental Purchase Agreements, rent-to-own statutes or any other consumer protection Law or by Persons alleging violations of federal or state Laws respecting employment, including but not limited to, gender, race, disability, national origin or age discrimination, violations of the Occupational Safety and Health Act of 1970, as amended, the Family and Medical Leave Act of 1993, as amended, terms and conditions of employment or the federal or state Legal Requirements regarding wages and hours.

                  (d) Except as set forth in Section 4.18(d) of the Company Disclosure Schedules, there is no pending Legal Proceeding (i) that has been commenced by or against any of the Acquired Corporations or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any of the Acquired Corporations; (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions; or (iii) against any director or officer of any of the Acquired Companies pursuant to Section 8A or 20(b) of the Securities Act. The Company and each of Acquired Corporations has conducted their respective operations in compliance in all material respects with all applicable Laws, including rules, regulations, codes, plans, agreements, contracts, injunctions, orders, rulings and charges thereunder, and are not in material default with respect to any agreement, directive, memorandum of understanding or order applicable to the Company or any of the Acquired Corporations.

                  (e) To the Knowledge of the Company, no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any Legal Proceeding, which, if threatened, would be required to be disclosed under Section 4.18(c) or Section 4.18(d).

                  (f) The Acquired Corporations' stores and the operation and maintenance thereof, as now operated or maintained, do not contravene any zoning ordinance or other administrative Law (whether or not permitted because of prior nonconforming use) or violate any existing restrictive covenant or any provision of existing and applicable Law, the effect of which in any respect would interfere with or prevent the continued use of the properties for the purposes for which they are now being used or would reduce the value thereof.

         Section 4.19 Inappropriate Payments. Neither the Company, the Acquired Corporations, nor any Representative of any Acquired Corporation acting on behalf of an Acquired Corporation, has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Company or any Acquired Corporation funds or made any illegal payments from the Company's or the Acquired Corporations' funds to obtain or retain business.

         Section 4.20 Environmental Matters. Each of the Acquired Corporations is, and at all times has been, in material compliance with, and has not been and is not in material violation of or subject to any liability under, any Environmental Law. None of the Acquired Corporations has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest; or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation of or failure to comply with any Environmental Law, or of any actual or threatened material obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities. No Acquired Corporation has any Environmental, Health, and Safety Liabilities with respect to any Facilities or any other properties or assets (whether real, personal, or mixed) in which any of the Acquired Corporations has or has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by any of the Acquired Corporations or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

         Section 4.21 Absence of Certain Changes and Events. Except as set forth in Section 4.21 of the Company Disclosure Schedules or as specifically contemplated by this Agreement, since the date of the Company Balance Sheet, the Acquired Corporations have conducted their businesses only in the Ordinary Course of Business and there has not been, individually or in the aggregate, any Material Adverse Effect on the Acquired Corporations, and no event has occurred or circumstance exists that may result in:

                  (a) individually or in the aggregate, a Material Adverse Effect on the Acquired Corporations;

                  (b) any action or event of the type described in Section 6.3;

                  (c) any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance) that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Corporations;

                  (d) (i) any declaration, accrual, set aside or payment of any dividend or any other distribution in respect of any shares of capital stock of any Acquired Corporation; or (ii) any repurchase, redemption or other acquisition by any Acquired Corporation of any shares of capital stock or other securities;

                  (e) any sale, issuance or grant, or authorization of the issuance of, (i) any capital stock or other security of any Acquired Corporation (except for Company Common Stock issued upon the valid exercise of outstanding Company Stock Options), (ii) any option, warrant or right to acquire any capital stock or any other security of any Acquired Corporation (except for Company Stock Options described in
         Section 4.3), or (iii) any instrument convertible into or exchangeable for any capital stock or other security of any Acquired Corporation;

                  (f) any amendment or waiver of any of the rights of any Acquired Corporation under, or acceleration of vesting under, (i) any provision of any of the Company's stock incentive plans; (ii) any provision of any contract evidencing any outstanding Company Stock Option; or (iii) any restricted stock purchase agreement;

                  (g) any amendment to any Organizational Document of any of the Acquired Corporations, or any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction involving any Acquired Corporation;

                  (h) any creation of any Subsidiary of an Acquired Corporation or acquisition by any Acquired Corporation of any equity interest or other interest in any other Person;

                  (i) any capital expenditure by any Acquired Corporation which, when added to all other capital expenditures made on behalf of the Acquired Corporations since the date of the Company Balance Sheet, exceeds $25,000 in the aggregate;

                  (j) except in the Ordinary Course of Business, any action by the Acquired Corporations to (i) enter into or suffer any of the assets owned or used by it to become bound by any Material Contract; or (ii) amend or terminate, or waive any material right or remedy under, any Material Contract;

                  (k) except for rights or other assets acquired, leased, licensed or disposed of in the Ordinary Course of Business, any (i) acquisition, lease or license by any Acquired Corporation of any right or other asset from any other Person; (ii) sale or other disposal or lease or license by any Acquired Corporation of any right or other asset to any other Person; or (iii) waiver or relinquishment by any Acquired Corporation of any right;

                  (l) any pledge of any assets of or sufferance of any of the assets of an Acquired Corporation to become subject to any Encumbrance, except for statutory pledges of immaterial assets made in the Ordinary Course of Business;

                  (m) any revaluation by an Acquired Corporation of any asset (including, without limitation, any writing down of the value of rental merchandise), other than in the Ordinary Course of Business;

                  (n) any cancellation or compromise by an Acquired Corporation of any material debt or claim;

                  (o) any transaction that if taken after the date hereof would constitute a violation of Section 6.2 hereof;

                  (p) any (i) loan by an Acquired Corporation to any Person; or
         (ii) incurrence or guarantee by an Acquired Corporation of any indebtedness for borrowed money;

                  (q) any (i) adoption, establishment, entry into or amendment by an Acquired Corporation of any Plan or (ii) payment of any bonus or any profit sharing or similar payment to, or material increase in the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of the directors, officers or employees of any Acquired Corporation;

                  (r) any change of the methods of accounting or accounting practices of any Acquired Corporation in any material respect;

                  (s) any material Tax election by any Acquired Corporation;

                  (t) any commencement or settlement of any Legal Proceeding by any Acquired Corporation; or

                  (u) any action or failure to take any action that would result in the occurrence of any of the foregoing.

         Section 4.22 Average Monthly Recurring Revenue-Three Months. The Company's average Monthly Recurring Revenue, calculated for the months of January 2004, February 2004 and March 2004 in a manner consistent with the accounting principles utilized in the Company Financial Statements (as adjusted in the definition of Monthly Recurring Revenue), is no less than $4,579,795 per month.

         Section 4.23 Monthly Revenue-One Month. The Company's Monthly Recurring Revenue calculated for the month of March 2004 in a manner consistent with the accounting principles utilized in the Company Financial Statements (as adjusted in the definition of Monthly Recurring Revenue), is no less than $4,498,892.

         Section 4.24 Net Book Value of Inventory. The net book value of the Company's inventory, as of the date hereof, is no less than $19,500,000.

         Section 4.25 No Franchises. None of the Acquired Corporations is a party to any franchise agreement, nor has any Acquired Corporation offered to any Person or Entity any franchise for the operation of any business.

         Section 4.26 Interests of Officers, Directors and Affiliates. Except as set forth in Section 4.26 of the Company Disclosure Schedules, none of the officers or directors of any of the Acquired Corporations or any of their respective affiliates (other than the Acquired Corporations) has any interest in
(i) any property, real or personal, tangible or intangible, used in or pertaining to the business of the Acquired Corporations; or (ii) any continuing liabilities and obligations (absolute, contingent or otherwise) of an Acquired Corporation; (iii) any supplier, distributor or customer of the Acquired Corporations, or any other relationship, contract, agreement, arrangement or understanding with the Acquired Corporations. Each officer, director and Shareholder beneficially owning 5% or more of the Company Common Stock is set forth in Section 4.26 of the Company Disclosure Schedules.

         Section 4.27 Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder's or other fee or commission in connection with the Merger and the Contemplated Transactions based upon arrangements made by or on behalf of any Acquired Corporation.

         Section 4.28 Amended and Restated Stock Option Plan. Section 4.28 of the Company Disclosure Schedules provides a true, correct and complete copy of the Stock Option Plan.

         Section 4.29 Liens. The security interests, liens and encumbrances listed in Section 4.29 of the Company Disclosure Schedules do not impose or create any Encumbrance upon or with respect to any of the assets owned or used by any of the Acquired Corporations.

         Section 4.30 Full Disclosure. This Agreement (including the Company Disclosure Schedules) does not (a) contain any representation, warranty or information that is false or misleading with respect to any material fact; or
(b) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

                                   ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

         Section 5.1 Organization and Good Standing. Parent and Merger Sub are corporations duly organized, validly existing, and in good standing under the Laws of the State of Delaware, with full corporate power and authority to conduct their respective businesses as now being conducted, to own or use the respective properties and assets that they purport to own or use, and to perform all their respective obligations under contracts to which Parent or Merger Sub is party or by which Parent or Merger Sub or any of their respective assets are bound. Parent and Merger Sub are duly qualified to do business as foreign corporations and are in good standing under the Laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by them, or the nature of the activities conducted by them, requires such qualification, except where the failure to be so qualified could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect on Parent and Merger Sub, taken as a whole.

         Section 5.2 Authority; No Conflict.

                  (a) Parent has all necessary power and authority to execute and deliver this Agreement and the other agreements referred to herein, to perform its obligations hereunder and thereunder and to consummate the Merger and the Contemplated Transactions. The execution and delivery of this Agreement by Parent and the consummation by Parent of the Contemplated Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the Contemplated Transactions. The board of directors of Parent has unanimously approved this Agreement and declared it to be advisable. This Agreement has been duly and validly executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting the rights of creditors and to general principles of equity.

                  (b) Merger Sub has all necessary power and authority to execute and deliver this Agreement and the other agreements referred to herein, to perform its obligations hereunder and thereunder and to consummate the Merger and the Contemplated Transactions. The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the Contemplated Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the Contemplated Transactions (other than, with respect to the Merger, the filing of appropriate merger documents as required by the DGCL). The board of directors of Merger Sub has unanimously approved this Agreement, declared it to be advisable and resolved to recommend to Parent that it vote in favor of the adoption of this Agreement in accordance with the DGCL. This Agreement has been duly and validly executed and delivered by Merger Sub and constitutes the legal, valid and binding obligations of Merger Sub, enforceable against Merger Sub in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting the rights of creditors and to general principles of equity.

                  (c) Except as set forth in Section 5.2(c) of the Parent Disclosure Schedules, neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time or both) (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Parent or Merger Sub; or (B) any resolution adopted by the board of directors or the stockholders of Parent or Merger Sub; (ii) contravene, conflict with, or result in a violation of any Legal Requirement or any Order to which Parent or Merger Sub, or any of the assets owned or used by Parent or Merger Sub, may be subject; (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Parent or Merger Sub, or that otherwise relates to the business of, or any of the assets owned or used by, Parent or Merger Sub; or (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any contract to which Parent or Merger Sub is party or by which Parent or Merger Sub or any of their respective assets are bound, except, in the case of clauses (ii),
         (iii), and (iv), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Parent or Merger Sub from performing its obligations under this Agreement in any material respect, and could not reasonably be expected to, individually or in the aggregate, adversely affect Parent and Merger Sub, taken as a whole, in any material respect.

                  (d) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement and the consummation of the Contemplated Transactions by Parent will not, require any Consent of, or filing with or notification to, any Person which has not already been received, filed or given, except (i) for (A) applicable requirements, if any, of the Exchange Act, the Securities Act, the Nasdaq Stock Market and Blue Sky Laws; and (B) filing of appropriate merger documents as required by the DGCL; (ii) as set forth in Section 5.2(c) of the Parent Disclosure Schedules; and (iii) where failure to obtain such Consents, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Parent or Merger Sub from performing its obligations under this Agreement in any material respect, and could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect on Parent and Merger Sub, taken as a whole.

         Section 5.3 Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder's or other fee or commission in connection with the Merger and the Contemplated Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

         Section 5.4 Financial Capability. Based on existing cash reserves or availability under existing credit facilities, Parent has the funds necessary to finance the Cash Consideration contemplated hereby and provide for the ongoing working capital needs of the Surviving Corporation. Parent has sufficient authorized shares of Parent Common Stock which are not issued, subscribed for or otherwise reserved for issuance to issue the Stock Consideration.

         Section 5.5 Financial Statements and Reports. The financial statements of Parent and its Subsidiaries included in Parent's filings with the SEC for the last three fiscal years (including the related notes) complied as to form, as of their respective dates of filing with the SEC in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including, without limitation, Regulation S-X), have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Quarterly Report Form 10-Q of the SEC) applied on a consistent basis during the periods and at the dates involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial condition of Parent and its Subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that were not material in amount or effect).

         Section 5.6 SEC Reports. To Parent's Knowledge, Parent has on a timely basis filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2002. Except to the extent available in full without redaction on the SEC's web site through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") at least two days prior to the date of this Agreement, Parent has provided to counsel to the Company copies in the form filed with the SEC of (i) Parent's Annual Reports on Form 10-K for each fiscal year of Parent beginning since January 1, 2002; (ii) its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in each of the fiscal years of Parent referred to in clause (i) above; (iii) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents since the beginning of the first fiscal year referred to in clause (i) above; (iv) all certifications required by (x) Rule 13a-14 or 15d-14 under the Exchange Act, or
(y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any applicable report referred to in clauses (i) or (ii) above; and
(v) all other forms, reports, registration statements and other schedules (other than preliminary materials if the corresponding definitive materials have been provided to counsel to the Company pursuant to this Section 5.6, correspondence with the SEC, or Form 11-Ks) filed by Parent with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements and other schedules referred to in clauses (i), (ii),
(iii), (iv) and (v) above are, collectively, the "PARENT SEC REPORTS"). To Parent's Knowledge, the Parent SEC Reports (x) complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Parent maintains the disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act, except where the failure to maintain such disclosure controls and procedures would not have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole.

                                   ARTICLE VI

                          CERTAIN PRE-CLOSING COVENANTS

         Section 6.1 Access and Investigation; Confidentiality.

                  (a) During the period from the date of this Agreement through the Effective Time (the "PRE-CLOSING PERIOD"), subject to (i) applicable Antitrust Laws relating to the exchange of information; (ii) applicable Laws protecting the privacy of employees and personnel files; and (iii) the confidentiality of documents or other information subject to attorney-client privilege, the Company shall, and shall cause the respective Representatives of the Acquired Corporations, to provide Parent and Parent's Representatives with access to the Acquired Corporations' officers, directors, employees, agents, personnel and assets and to all books, records, Tax Returns, work papers and other documents, and with such additional financial, operating and other data and information regarding the Acquired Corporations as Parent may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of (i) all operating and financial reports prepared by the Company and any other Acquired Corporation for the Company's senior management, including copies of the unaudited monthly consolidated financial statements; (ii) any written materials or communications sent by or on behalf of the Company to its Shareholders;
         (iii) any notice, report or other document filed with or sent to any Governmental Body in connection with the Merger or any of the Contemplated Transactions; and (iv) any material notice of alleged violations or legal non-compliance received by any of the Acquired Corporations from any Governmental Body.

                  (b) The parties hereto acknowledge that Parent and the Company have entered into that certain Confidentiality Agreement dated September 30, 2003 between Parent and the Company (the "CONFIDENTIALITY AGREEMENT"), which terminates upon execution of this Agreement.

                  (c) Each of the Company, the Acquired Corporations, Parent and its Subsidiaries will, and will cause their respective Representatives to (i) hold in confidence, unless, and only to the extent, compelled to disclose by judicial or administrative process or by other requirements of Law, all nonpublic information concerning the other party furnished in connection with the transactions contemplated by this Agreement until such time as such information becomes publicly available (otherwise than through the wrongful act of such Person); and (ii) not release or disclose such information to any other Person, except in connection with this Agreement to its auditors, attorneys, financial advisors or other consultants and advisors who shall be informed of the requirement to keep such information confidential. In the event of termination of this Agreement for any reason, the parties hereto will promptly return or destroy all documents containing nonpublic information so obtained from any other party hereto and any copies made of such documents and any summaries, analyses or compilations made therefrom and will certify that such destruction or return has occurred.

         Section 6.2 Operation of the Company's Business.

                  (a) During the Pre-Closing Period (except with the prior written Consent of Parent) the Company shall:

                           (i) ensure that each of the Acquired Corporations
                  conducts its business and operations (A) in the Ordinary Course of Business; and (B) in compliance with all applicable Legal Requirements and all Material Contracts (which for the purpose of this Section 6.2 shall include any contract that would be a Material Contract if existing on the date of this Agreement);

                           (ii) use its reasonable best efforts to ensure that
                  each of the Acquired Corporations preserves intact its current business organization, maintains its books and records in substantially the same manner as heretofore maintained, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations whose loss would have a Material Adverse Effect on the Acquired Corporations, taken as a whole;

                           (iii) keep in full force all insurance policies
                  referred to in Section 4.14;

                           (iv) to the extent reasonably requested by Parent,
                  cause its officers to confer regularly with Parent concerning the status of the Company's business;

                           (v) maintain and keep all of its properties and
                  equipment in good repair, working order and condition, ordinary wear and tear excepted, and perform all of its duties and obligations under all contracts, agreements, understandings and commitments applicable thereto, except in each case where the failure to maintain, comply or perform, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on the Acquired Corporations;

                           (vi) (A) cause each of the Acquired Corporations to
                  timely file all Federal, state and local, domestic and foreign, income and franchise Tax Returns and reports and all other material Tax Returns and reports ("POST-SIGNING RETURNS") required to be filed by each such Acquired Corporation (after taking into account any extensions), which it is not contesting in good faith as set forth in Section 4.15(b) of the Company Disclosure Schedules, which shall be complete and correct, except for failures to file or be true and correct that individually or in the aggregate are not reasonably likely to result in a material liability for the Company; (B) cause each of the Acquired Corporations to timely pay all Taxes due and payable in respect of such Post-Signing Returns that are so filed; (C) accrue a reserve in its books and records and financial statements in accordance with past practice for Taxes payable by the Acquired Corporations for which no Post-Signing Return is due prior to the Effective Time; and (D) notify Parent of any Legal Proceeding pending against or with respect to the Acquired Corporations in respect of any material Tax.

                  (b) During the Pre-Closing Period (except with the prior written Consent of Parent), the Company shall not, and shall not permit any other Acquired Corporation to:

                           (i) (A) declare, set aside or pay any dividends on,
                  or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity or voting interests, except for dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent; (B) split, combine or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity or voting interests; or (C) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of any Acquired Corporation or any options, warrants, calls or rights to acquire any such shares or other securities (including any Company Stock Options or shares of restricted stock except pursuant to forfeiture conditions of such restricted stock);

                           (ii) issue, deliver, sell, pledge or otherwise
                  encumber any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire or receive, any such shares, interests or securities or any stock appreciation rights, phantom stock awards or other rights that are linked in any way to the price of the Company Common Stock or the value of the Company or any part thereof (other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their present terms);

                           (iii) amend or propose to amend its Organizational
                  Documents or effect or become a party to any, recapitalization or similar transaction;

                           (iv) acquire or agree to acquire, or dispose of or
                  agree to dispose of, any assets other than in the Ordinary Course of Business, any business or any Person, either by purchase, merger or consolidation, or by purchasing a portion of the assets thereof, or by any other manner;

                           (v) enter into any lease or sublease of real property
                  (whether as a lessor, sublessor, lessee or sublessee) or modify, amend, terminate or exercise any right to renew any lease or sublease of real property;

                           (vi) sell, lease, license, mortgage or otherwise
                  encumber or subject to any Lien, abandon or otherwise dispose of any of its properties or assets other than rental merchandise in the Ordinary Course of Business;

                           (vii) permit any purchase of Company Common Stock by
                  the Company;

                           (viii) (A) repurchase, prepay or incur any
                  indebtedness (other than indebtedness with respect to working capital in amounts consistent with past practice) or guarantee any indebtedness of another Person (other than immaterial amounts in the Ordinary Course of Business); (B) materially modify any indebtedness or other liability; (C) issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of any Acquired Corporation; (D) guarantee any debt securities of another Person; (E) enter into any "keep well" or other agreement to maintain any financial statement condition of another Person; or (F) enter into any arrangement having the economic effect of any of the foregoing;

                           (ix) make any loans, advances or capital
                  contributions to, or investments in, any other Person, other than the Company or any direct or indirect wholly owned Subsidiary of the Company, except for customary advances to employees in accordance with past practice;

                           (x) (A) pay, discharge, settle or satisfy any
                  material claims (including claims of Shareholders and any Shareholder litigation relating to this Agreement, the Merger or any Contemplated Transaction or otherwise), liabilities (including any material Tax liability) or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the Ordinary Course of Business or as required by their terms as in effect on the date of this Agreement of claims, liabilities or obligations reflected or reserved against in the Company Financial Statements (for amounts not in excess of such reserves) in each case in complete satisfaction, and with a complete release, of such matter with respect to all parties to such matter, of actions, suits, proceedings or claims; (B) waive the benefits of, or agree to modify in any material manner, any confidentiality, standstill or similar agreement to which the Company is a party or otherwise waive, release, grant or transfer any right of material value other than in the Ordinary Course of Business; or (C) commence any Legal Proceeding;

                           (xi) modify, amend or terminate in any material
                  respect, any of its Material Contracts or waive, release or assign any material rights or claims;

                           (xii) enter into any Material Contract or other
                  material commitment or transaction, or take any other material action, outside the Ordinary Course of Business;

                           (xiii) make any payment in excess of $5,000 in the
                  aggregate or incur any liability or obligation for the purpose of obtaining any Consent from any third party to the Merger or the Contemplated Transactions;

                           (xiv) except as required by applicable Law, (A) adopt
                  or enter into any collective bargaining agreement or other labor union contract applicable to the employees of any Acquired Corporation; (B) terminate the employment of any employee of any Acquired Corporation that has an employment, severance or similar agreement or arrangement with any Acquired Corporation, except as otherwise contemplated herein;
                  (C) enter into or modify or amend any employment or severance agreement with any employee of an Acquired Corporation;

                           (xv) hire any new employee (other than store level
                  employees with an annual base salary not to exceed the Company's ordinary pay rate for store level employees), promote any employee except in order to fill a position vacated after the date of this Agreement, or engage any consultant or independent contractor for a period exceeding 10 days;

                           (xvi) increase in any manner the compensation or
                  benefits of, or pay or agree to pay any bonus to, any employee, officer, director or independent contractor of any Acquired Corporation, except pursuant to the Stay Bonus Plan in the form attached hereto as Exhibit B (the "STAY BONUS PLAN"), to be adopted by the Company simultaneously with the execution of this Agreement, which shall provide for the payment of certain stay bonuses to certain employees as provided therein;

                           (xvii) except as required to comply with applicable
                  Law or any contract or Benefit Plan in effect on the date of this Agreement, (A) pay to any employee, officer, director or independent contractor of any Acquired Corporation any benefit not provided for under any contract or Benefit Plan in effect on the date of this Agreement other than the payment of base compensation in the Ordinary Course of Business; (B) except to the extent expressly permitted under Section 6.2(b)(ii), grant any awards under any Benefit Plan (including the grant of Company Stock Options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any contract or Benefit Plan or awards made thereunder); (C) take any action to fund or in any other way secure the payment of compensation or benefits under any contract or Benefit Plan; (D) take any action to accelerate the vesting or payment of any compensation or benefit under any contract or Benefit Plan;
                  (E) adopt, enter into or amend any Benefit Plan other than offer letters entered into with new employees in the Ordinary Course of Business that provide, except as required by applicable Law, for "at will employment" with no severance benefits; or (F) make any material determination under any Benefit Plan that is inconsistent with the Ordinary Course of Business;

                           (xviii) except as required by GAAP or applicable Law,
                  change its fiscal year, revalue any of its material assets or make any changes in cash management, financial or Tax accounting methods, principles or practices, including making or revoking any material Tax election (unless required by Law);

                           (xix) introduce any new product lines or engage in
                  any lines of business other than the rent-to-own business;

                           (xx) take any action (or omit to take any action) if
                  such action (or omission) would or is reasonably likely to result in (A) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality becoming untrue (as so qualified); or (B) any such representation and warranty that is not so qualified becoming untrue in any material respect; or

                           (xxi) authorize any of, announce an intention to do
                  any of, or commit, resolve or agree to take any of, the foregoing actions.

                  (c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

                           (i) the discovery by the Company of any event,
                  condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement;

                           (ii) any change in the Company's capital structure,
                  including, without limitation, any change resulting from an exercise of a Company Stock Option outstanding as of the date hereof;

                           (iii) any event, condition, fact or circumstance that
                  occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                           (iv) any material breach of any covenant of the
                  Company;

                           (v) any event, condition, fact or circumstance that
                  would make the timely satisfaction of any of the conditions set forth in ARTICLE VIII and ARTICLE IX impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and

                           (vi) (A) any notice or other communication from any
                  Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and (B) any Legal Proceeding or material claim commenced, or to the Company's Knowledge, threatened or asserted against or with respect to any of the Acquired Corporations or the Contemplated Transactions.

         Should the occurrence of any of the facts or conditions pursuant to this Section 6.2(c) require any change to the Company Disclosure Schedules, the Company shall promptly deliver to Parent a supplement to the Company Disclosure Schedules specifying such change. Notwithstanding the foregoing, no notification given to Parent pursuant to this Section 6.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

         Section 6.3 No Solicitation.

                  (a) The Company shall not directly or indirectly, and shall not authorize or permit any of the other Acquired Corporations or any of their respective Representatives directly or indirectly to, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal; (ii) furnish any information or assistance regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal; (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Transaction.

                  (b) Notwithstanding the foregoing, prior to the Effective Time, the Company may furnish information concerning the business, properties or assets of the Acquired Corporations to any Person pursuant to appropriate confidentiality agreements, and may participate in negotiations and discussions with any such Person who makes an offer to enter into a Acquisition Transaction, provided, however, that the Company shall not agree to any exclusive right to negotiate with such Person, if (i) such Person, without any of the Acquired Corporations' respective Representatives or other Persons retained by or affiliated with an Acquired Corporation engaging in any actions prohibited by
         Section 6.3(a) of this Agreement following the date hereof, submits a bona fide, unsolicited written proposal to the Company with respect to any such transaction that the Company's board of directors determines, in good faith, after receiving written advice from a financial advisor of a nationally recognized reputation is more favorable (both quantitatively and qualitatively) to the Company and its Shareholders than the Contemplated Transactions, and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Company's board of directors, is reasonably capable of being obtained by such Person; and (ii) in the reasonable opinion of the Company's board of directors in good faith, after consultation with outside legal counsel, the failure to provide such information or access to engage in such discussions or negotiations would cause the Company's board of directors to breach its fiduciary duties to the Company's Shareholders under applicable Legal Requirements (an Acquisition Proposal which satisfies clauses (i) and (ii) of this
         Section 6.3(b) being hereinafter referred to as a ("SUPERIOR PROPOSAL")). The Company shall, within two Business Days following the determination that such Acquisition Proposal is a Superior Proposal, notify Parent in writing of the receipt of the same (a "PROPOSAL NOTICE"). Such Proposal Notice shall indicate the name of the Person who made such Superior Proposal, all the terms and conditions of such proposal, that the Company's board of directors intends to make a Subsequent Determination, contain a certification signed by the Chief Executive Officer of the Company to the effect that such proposal is a

         Superior Proposal in accordance with the terms thereof, and be accompanied by all nonpublic information provided by the Company to such Person who made the Superior Proposal of which Parent had not been previously furnished. If, after consultation with outside legal counsel, the Company's board of directors determines that its fiduciary duties to the Company and its Shareholders so require, the Company's board of directors may (subject to this and the following sentences of this Section 6.3(b)) inform the Company's Shareholders that it no longer believes that the transactions contemplated hereby are advisable, and that it no longer recommends approval of the Merger (a "SUBSEQUENT DETERMINATION"), but only at a time that is after the fifth Business Day following Parent's receipt of the relevant Proposal Notice. Notwithstanding the foregoing, during the aforementioned five-day period following Parent's receipt of the relevant Proposal Notice, the Company will keep Parent reasonably informed of the status and details (including amendments and proposed amendments) of any Acquisition Proposal and the Company may not make a Subsequent Determination, nor may it terminate this Agreement, unless it has provided Parent (i) at least five Business Days' notice of the exact terms of the Acquisition Proposal, including a copy of the proposed agreement; and (ii) at least five Business Days' notice of any and each amendment to such Acquisition Proposal and proposed agreement.

                  (c) After delivering such Proposal Notice, the exact terms of the Acquisition Proposal, including a copy of the proposed agreement or any amendment to such Acquisition Proposal and proposed agreement, which ever shall occur later, the Company shall provide a reasonable opportunity to Parent to make such adjustments to the terms and conditions of this Agreement as would enable the Company's board of directors to proceed with its recommendation to the Company's Shareholders without a Subsequent Determination. At any time after the fifth Business Day following Parent's receipt of the Proposal Notice, the exact terms of the Acquisition Proposal, including a copy of the proposed agreement or any amendment to such Acquisition Proposal and proposed agreement, which ever shall occur later, and if the Company has otherwise complied with the provisions of this Section 6.3, the Company's board of directors may terminate this Agreement pursuant to
         Section 12.1(f) hereof and enter into an agreement with respect to the relevant Superior Proposal, provided that the Company shall, concurrently with terminating this Agreement pursuant to such section, pay or cause to be paid to Parent the Termination Fee.

                  (d) Except as provided in Section 6.3(b) hereof, neither the Company's board of directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in any manner adverse to Parent, the approval or recommendation by the Company's board of directors or any committee thereof of this Agreement and the transactions contemplated hereby; (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal; or (iii) enter into any agreement, commitment, understanding or other arrangement with respect to any Acquisition Transaction.

                  (e) Nothing contained in this Section 6.3 shall prohibit the Company from making any disclosure to the Company's Shareholders if, in the good faith judgment of the board of directors of the Company, after consultation with outside counsel, failure to so disclose would be inconsistent with its obligations under applicable Law.

         Section 6.4 Company Shareholders' Meeting.

                  (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on a proposal to adopt this Agreement (the "COMPANY SHAREHOLDERS' MEETING"), and shall submit such proposal to such holders at the Company Shareholders' Meeting. The Company (in consultation with Parent) shall set a record date for Persons entitled to notice of, and to vote at, the Company Shareholders' Meeting. The Company Shareholders' Meeting shall be held on May 7, 2004 or such other date as the Company and Parent may agree. The Company shall ensure that all votes and proxies solicited in connection with the Company Shareholders' Meeting are solicited in compliance with all applicable Legal Requirements applicable to the Company and shall take all lawful action necessary to obtain the Required Company Shareholder Vote.

                  (b) Subject to Section 6.3(b), (i) the board of directors of the Company will unanimously recommend that the Company's Shareholders vote to approve this Agreement and the Contemplated Transactions at the Company Shareholders' Meeting (the "COMPANY BOARD RECOMMENDATION"); and
         (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the board of directors of the Company or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Parent shall be adopted or proposed.

                  (c) Prior to the Company Shareholders' Meeting, the Company shall furnish each Shareholder of the Company with (i) a detailed description of the Merger and the Contemplated Transactions, as approved by Parent; (ii) the Investor Questionnaire and Consent; (iii)
         (A) a copy of Parent's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003; (B) a copy of Parent's most recent proxy statement filed with the SEC; and (C) each of the reports and statements filed by Parent with the SEC since the date such Form 10-K/A was filed with the SEC but prior to the date hereof (such reports and statements being referred to collectively as the "SEC FILINGS"); and
         (iv) a copy of Chapter 23 of the Tennessee Corporate Statutes.

                  (d) Notwithstanding Section 6.4(a), if this Agreement and the transactions contemplated hereby are approved by the Shareholders by a written consent in compliance with Section 48-17-104 of the Tennessee Corporate Statutes and the Company's Organizational Documents, the Company shall not be required to hold the Company's Shareholder Meeting.

         Section 6.5 Regulatory Approvals.

                  (a) Subject to Section 6.5(b), Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to expeditiously consummate the Merger and make effective the Contemplated Transactions. Without limiting the generality of the foregoing, but subject to Section 6.5(b), Parent and the Company shall
         (i) make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the Contemplated Transactions, and shall submit promptly any additional information requested in connection with such filings and notices; (ii) use all reasonable efforts to obtain each Consent (if any) required to be obtained as set forth in Section 9.3 of the Company Disclosure Schedules by such party in connection with the Merger or any of the other transactions contemplated by this Agreement; and (iii) use all reasonable efforts to oppose or to lift, as the case may be, any restraint, injunction or other legal bar to the Merger. Each party shall promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained during the Pre-Closing Period.

                  (b) Without limiting the generality of Section 6.5(a), each of the Company and Parent shall (i) give the other party prompt notice of the commencement or, to the Knowledge of such party, threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the Contemplated Transactions;
         (ii) keep the other party informed as to the status of any such Legal Proceeding or threat; and (iii) keep the other party apprised of the status of any inquiries made by a Governmental Body.

         Section 6.6 Public Announcements. Parent, Merger Sub, the Company and the other Acquired Corporations will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to any transactions described in this Agreement, and shall not issue any such press releases or make any such public statement prior to such consultation, except as required by Law or the Nasdaq National Market.

         Section 6.7 Resignation of Officers and Directors. The Company shall use its best efforts to obtain and deliver to Parent not less than one Business Day prior to the Closing Date (to be effective as of the Effective Time) the resignation of each officer and director of each of the Acquired Corporations, as Parent shall specify.

         Section 6.8 Investor and Option Questionnaires and Consents. The Company shall use its reasonable best efforts to ensure that Parent receives at least one Business Day prior to the Closing Date (i) an investor questionnaire and consent in the form of Exhibit C hereto (each, an "INVESTOR QUESTIONNAIRE AND CONSENT") completed and executed by each Shareholder of the Company and such other documentation regarding the Accredited Investor status of each Shareholder reasonably requested by Parent; and (ii) an option questionnaire and consent in the form of Exhibit D hereto (each, an "OPTION QUESTIONNAIRE AND CONSENT") completed and executed by each holder of a Right of the Company and such other documentation regarding the Accredited Investor status of each such Right holder reasonably requested by Parent.

         Section 6.9 Outstanding Options and Rights. The Company shall repurchase, cancel or take such other actions as necessary so that at the Effective time there are no Rights outstanding or held by any Person other than by a Person that (i) Parent reasonably believes to be an Accredited Investor; and (ii) who has completed and executed an Option Questionnaire and Consent which has been delivered to Parent at least one Business Day prior to the Closing Date.

         Section 6.10 No Buy-Back Obligations. The Company shall take such actions as necessary so that as of the Closing Date, the Company shall have no obligations to purchase any shares of Company Common Stock or Company Stock Options owned by any Shareholders or optionholders of the Company, including upon the death of any Shareholder or optionholder of the Company.

         Section 6.11 Release of Liens. Prior to the Closing, the Company shall cause termination statements and instruments of release, in form and substance satisfactory to counsel for Parent, to be filed in appropriate jurisdictions releasing and discharging the security interests, liens and encumbrances set forth in Section 6.11 of the Parent Disclosure Schedules.

         Section 6.12 Adoption of Stay Bonus Plan. Prior to the Closing Date, Merger Sub shall take such actions as necessary to adopt the Stay Bonus Plan effective as of the Effective Time.

         Section 6.13 Termination of Shareholders Agreement. Prior to the Closing, the Company shall take such actions as necessary to cause that certain Shareholders Agreement, dated as of May 29, 1998, by and among the Company and the Shareholders of the Company to be terminated.

         Section 6.14 Good Standing. Prior to the Closing, the Company shall take such actions as necessary to cause each of the Acquired Corporations to be in good standing under the Laws of their respective jurisdictions of incorporation and under the Laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

                                  ARTICLE VII

                              ADDITIONAL COVENANTS

         Section 7.1 Repayment of Liabilities. Parent shall, or shall cause the Surviving Corporation to, repay the liabilities listed in Section 7.1 of the Company Disclosure Schedules at Closing or promptly thereafter.

         Section 7.2 Employee Benefits. Except as set forth in Section 7.1 of the Parent Disclosure Schedules, for purposes of eligibility to participate, employees of the Acquired Corporations as of the Effective Time that continue employment with the Surviving Corporation after the Effective Time shall not receive credit under any Plan, program or arrangement established or maintained by Parent or the Surviving Corporation and made available to such employees for service accrued prior to the Effective Time with the Company.

         Section 7.3 Indemnification of Officers and Directors.

                  (a) The Surviving Corporation shall indemnify and hold harmless, to the extent required in the Organizational Documents of the applicable Acquired Corporation and Tennessee Law, the individuals who on or prior to the Effective Time were officers or directors of the Acquired Corporations (each an "INDEMNITEE" and collectively, the "INDEMNITEES") with respect to all acts or omissions by them in their capacities as such or taken at the request of an Acquired Corporation at any time prior to the Effective Time. With respect to all acts or omissions by them in their capacities as an officer or director or taken at the request of an Acquired Corporation at any time prior to the Effective Time, the Surviving Corporation agrees that all rights of the Indemnitees to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in the Organizational Documents of the Acquired Corporations as now in effect shall survive the Merger and shall continue in full force and effect in accordance with their terms. Such rights shall not be amended, or otherwise modified in any manner that would adversely affect the rights of the Indemnitees, unless such modification is required by Law.

                  (b) If any claim or claims shall, subsequent to the Effective Time and within three years thereafter, be made against any present or former director or officer of an Acquired Corporation based on or arising out of the services of such Person prior to the Effective Time in the capacity of such Person as a director or officer of an Acquired Corporation, the provisions of
         Section 7.3(a) with respect to the Organizational Documents of the Acquired Corporations will continue in effect until the final disposition of all such claims.

                  (c) Each of Parent, the Surviving Corporation and the Indemnitee shall cooperate, and cause their respective affiliates to cooperate, in the defense of any action and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

                  (d) For the three-year period commencing immediately after the Effective Time, the Surviving Corporation shall either (i) maintain in effect the Company's current directors' and officers' liability insurance policies providing coverage for acts or omissions occurring prior to the Effective Time with respect to those Persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms and at limits no less favorable to the Company's directors and officers currently covered by policies in effect on the date hereof; or (ii) obtain a directors' and officers' insurance policy for the exclusive benefit of those Persons who are currently covered by the Company's directors' and officers' liability insurance policy from a financially sound and nationally reputable carrier which (A) is at least as favorable to the Persons currently covered by the Company's directors' and officers' liability insurance in effect as of the date hereof; and (B) will at a minimum have the same terms and limits as the Company's directors' and officers' liability insurance policies in effect as of the date hereof; provided, however, that, if the Company's current directors' and officers' liability insurance expires, is terminated or is canceled during such three-year period, the Surviving Corporation shall obtain directors' and officers' liability insurance covering such acts or omissions with respect to each such Person on terms and at limits no less favorable to the Company's directors and officers currently covered by policies in effect immediately prior to the date of such expiration, termination or cancellation. The Company and Parent shall cooperate to make any arrangements necessary to obtain or continue such directors' and officers' liability insurance for such three-year period, including the prepayment of any fees or premiums to the applicable insurance providers of such amounts as necessary to provide the coverage contemplated by this Section 7.3; provided, however, that the Surviving Corporation will not be required to expend in any year an amount in excess of 125% of the annual aggregate premiums currently paid by the Company for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation will be obligated to obtain a policy with the best coverage available, in the reasonable judgment of its board of directors, for a cost not exceeding such amount. The estimated amount of such premiums during such three-year period shall be part of the Merger Consideration Reductions.

                                  ARTICLE VIII

                CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

         The obligation of each party to effect the Merger and otherwise consummate the Contemplated Transactions is subject to the satisfaction or waiver by each party, on or before the Closing, of each of the following conditions:

         Section 8.1 Shareholder Approval. This Agreement, the Merger and the Contemplated Transactions shall have been duly approved by the Required Company Shareholder Vote.

         Section 8.2 No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or any other Governmental Body and shall remain in effect, and there shall not be any Legal Requirement enacted, promulgated, adopted or deemed applicable to the Merger that makes consummation of the Merger illegal or otherwise prohibits the consummation of the Merger.

                                   ARTICLE IX
          CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

         The obligation of Parent and Merger Sub to effect the Merger and otherwise consummate the Contemplated Transactions is subject to the satisfaction or waiver by Parent and Merger Sub, on or before the Closing, of each of the following conditions:

         Section 9.1 Accuracy of Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing (it being understood that, for purposes of determining the accuracy of such representations and warranties, for purposes of this Section
9.1 all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded).

         Section 9.2 Performance of Covenants. Each of the covenants and obligations that the Company is required to comply with or perform at or prior to the Closing Date shall have been complied with or performed in all material respects.

         Section 9.3 Consents. All of the Consents listed in Section 9.3 of the Company Disclosure Schedules required to be obtained, made or given in connection with the Merger and the Contemplated Transactions shall have been obtained, made or given and shall be in full force and effect.

         Section 9.4 Closing Three Month Recurring Revenue Target. On the Closing Date, the Company's average Monthly Recurring Revenue, calculated for the three full calendar months immediately prior to the Closing Date and calculated in a manner consistent with past practices (as adjusted in the definition) (the "CLOSING THREE MONTH RECURRING REVENUE"), shall be no less than $4,400,000 per month.

         Section 9.5 Closing Month Revenue Target. On the Closing Date, the Company's Monthly Recurring Revenue for the first full month immediately preceding the Closing Date, calculated in a manner consistent with past practices (as adjusted in the definition), shall be no less than $4,400,000.

         Section 9.6 Closing Inventory. On the Closing Date, the net book value of the Company's inventory, in a manner consistent with past practices (the "CLOSING INVENTORY"), shall be no less than $19,500,000; provided, however, that Parent's sole remedy in the event that such representation is not true as of the Closing Date will be the Merger Consideration Reduction provided for in Section 2.4(f), except that if the Closing Inventory is equal to or less than the Closing Inventory Minimum, then Parent may, at its election, terminate this Agreement pursuant to the terms set forth in Section 12.1(i).

         Section 9.7 No Material Adverse Change. Since the date of this Agreement, there shall not have occurred a Material Adverse Change with respect to the Acquired Corporations taken as a whole and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Change with respect to the Acquired Corporations taken as a whole.

         Section 9.8 Agreements and Documents. The following agreements and documents shall have been delivered to Parent, and shall be in full force and effect:

                  (a) a legal opinion from Bass, Berry & Sims PLC, counsel to the Company, dated the Closing Date, addressed to Parent, in the form of Exhibit E hereto;

                  (b) the written resignations of all officers and directors of each of the Acquired Corporations, effective as of the Effective Time;

                  (c) Investor Questionnaire and Consents in the form of Exhibit C hereto completed and executed by each Shareholder of the Company;

                  (d) Option Questionnaire and Consents in the form of Exhibit D hereto completed and executed by each Right holder of the Company;

                  (e) a certificate, executed on behalf of the Company by the Company's Chief Executive Officer, confirming that the conditions set forth in Section 9.1, Section 9.2, Section 9.3, Section 9.4, Section 9.5, Section 9.6, Section 9.7, and this Section 9.8 have been duly satisfied.

         Section 9.9 Outstanding Options and Rights. No Rights shall be outstanding or held by any Person other than by a Person that (i) Parent reasonably believes to be an Accredited Investor; and (ii) who has completed and executed an Option Questionnaire and Consent, which shall have been delivered to Parent at least one Business Day prior to the Closing Date.

         Section 9.10 Employees. None of the individuals identified in Section
9.10 of the Parent Disclosure Schedules shall have ceased to be employed by the Company or, to the Knowledge of the Company, shall have expressed an intention to terminate his or her employment with the Company or to decline to continue employment with the Surviving Corporation during the transition period of 90 days following the Effective Time.

         Section 9.11 No Dissenting Shares. As of the Effective Time, Shareholders holding no more than 5% of the Company Common Stock in the aggregate shall have delivered to the Company written notice of their intent to demand payment for their shares of Company Common Stock if the Merger is consummated pursuant to Chapter 23 of the Tennessee Corporate Statutes.

         Section 9.12 Voting Agreement. The Voting Agreement shall remain in full force and effect and the Shareholders party thereto shall have complied in all respects with the Voting Agreement and shall have performed all of their respective obligations thereunder.

                                   ARTICLE X

                CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

         The obligation of the Company to effect the Merger and otherwise consummate the Contemplated Transactions is subject to the satisfaction, or waiver by the Company, on or before the Closing, of each of the following conditions:

         Section 10.1 Accuracy of Representations. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties, for purposes of this Section
10.1 all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded).

         Section 10.2 Performance of Covenants. Each of the covenants and obligations that Parent or Merger Sub, as applicable, is required to comply with or perform at or prior to the Closing Date shall have been complied with or performed in all material respects.

         Section 10.3 No Material Adverse Change. Since the date of this Agreement, there shall not have occurred a Material Adverse Change with respect to Parent and its Subsidiaries taken as a whole.

         Section 10.4 Documents. The following agreements and documents shall have been delivered to the Company, and shall be in full force and effect:

                  (a) A certificate, executed on behalf of each of Parent and Merger Sub by an executive officer of each of Parent and Merger Sub, confirming that the conditions set forth in Section 10.1, Section 10.2 and Section 10.3 have been duly satisfied; and

                  (b) a legal opinion from Winstead Sechrest & Minick P.C., counsel to Parent and Merger Sub, dated the Closing Date, addressed to the Company, in the form of Exhibit F hereto.

                                   ARTICLE XI

                              POST-CLOSING MATTERS

         Section 11.1 Survival of Representations and Warranties. All of the representations and warranties of the Company contained in ARTICLE IV of this Agreement, the certificates and any other documents delivered pursuant to this Agreement shall survive the Closing Date and the consummation of the Contemplated Transactions for a period of one year following the Closing Date; provided, however, that any claims relating to any of the representations and warranties of the Company contained in ARTICLE IV of this Agreement that are pending as of such date shall survive until such claims shall have been resolved.

         Section 11.2 Indemnification.

                  (a) Indemnification by Parent. From and after the Effective Date, Parent shall indemnify and hold the Shareholders of the Company and its officers, directors, employees, attorneys and agents harmless from, against and in respect of any and all claims, demands, lawsuits, proceedings, losses, assessments, Taxes, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages, including interest, penalties, reasonable attorneys' fees and costs of investigation (all of the foregoing hereinafter referred to collectively as "CLAIMS"), which arise or result from and to the extent they are attributable to any breach of the representations, warranties or covenants by Parent contained in this Agreement.

                  (b) Indemnification by the Shareholders. From and after the Effective Date, the Shareholders shall indemnify and hold Parent, the Surviving Corporation and their respective officers, directors, employees, attorneys and agents harmless from, against and in respect of any and all Claims which arise or result from and to the extent they are attributable to (i) any breach of the representations, warranties or covenants by the Company contained in this Agreement; (ii) any Taxes not accrued on the Closing Balance Sheet; and/or (iii) any fines, penalties, obligations, costs, expenses, liabilities and damages, including interest and reasonable attorneys' fees, incurred in connection with the Disclosed Contingent Liabilities.

                  (c) Limitations of Liability.

                           (i) No indemnifying party shall be required to
                  indemnify an indemnified party under Section 11.2(a) or
                  Section 11.2(b)(i) hereof until the aggregate amount of Claims entitled to indemnification exceeds an aggregate of $100,000 and then only for the amount by which such Claims exceed $100,000.

                           (ii) Notwithstanding anything in this Agreement to
                  the contrary, the aggregate liability of any party with respect to Claims for indemnification hereunder shall not exceed and shall be payable out of the General Holdback Amount.

                           (iii) The amount of any Claims otherwise payable to
                  any indemnified party pursuant to this Section 11.2 shall be reduced to the extent that such indemnified party actually realizes, by reason of such Claims, any insurance proceeds that are not offset by any directly corresponding increase in the insurance premiums payable to such indemnified party or any tax benefits. In the event that any such tax benefit or insurance proceeds are actually realized by an indemnified party subsequent to the receipt by such indemnified party of an indemnification payment hereunder in respect of the Claims to which such tax benefit or insurance proceeds relate, appropriate refunds shall be made promptly regarding the amount of such indemnification payment.

                           (iv) The amount of any Claims otherwise payable to
                  any indemnified party pursuant to this Section 11.2 shall be reduced to the extent that such amount was fully and accurately taken into consideration in determining the Adjustment Amount.

                           (v) Any Claim with respect to a matter subject to
                  indemnification under Section 11.2(a) and Section 11.2(b)(i) and (ii) must be made prior to the expiration of 12 months after the Effective Date.

                  (d) Each of the parties hereto agrees that its sole recourse for any breach or default hereunder raised after the Closing Date, or for any other matter as to which indemnification is provided to it in this Section 11.2 shall be limited to (i) the indemnification provisions set forth herein; and (ii) any equitable relief to which it is entitled as contemplated by Section 13.15 hereof. Notwithstanding the foregoing, nothing contained in this Section 11.2 shall limit the rights of any party under ARTICLE XII hereof.

                  (e) Method of Asserting Claims. All Claims for indemnification by any party under this Section 11.2 shall be asserted and resolved as follows:

                           (i) in the event that any Claim or demand in respect
                  of which any party would be entitled to indemnification hereunder is asserted against such party by a third party (a "THIRD PARTY CLAIM"), said party shall within 75 days thereof notify the indemnifying party of such Claim or demand, specifying the nature of and specific basis for such Claim or demand and the amount or the estimated amount thereof to the extent then feasible, which estimate shall not be conclusive of the final amount of such Claim or demand (the "INDEMNITY CLAIM NOTICE"); provided, however, that the failure to notify the indemnifying party of the commencement of such indemnity Claim within such 75 day period will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party is actually materially prejudiced by the indemnifying party's failure to give such Indemnity Claim Notice. The indemnifying party shall have 30 days from the personal delivery or mailing of the Indemnity Claim Notice (the "NOTICE PERIOD") to notify the indemnified party (A) whether or not it disputes entitlement of the indemnified party to indemnification hereunder with respect to such Claim or demand; and (B) whether or not it desires at no cost or expense to the indemnified party, to defend the indemnified party against such Claim or demand; provided, however, that any indemnified party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it shall deem necessary or appropriate to protect its interests or those of the indemnifying party and that are not materially prejudicial to the indemnifying party. In the event that the indemnifying party notifies the indemnified party within the Notice Period that it desires to defend the indemnified party against such Claim or demand and except as hereinafter provided, the indemnifying party shall have the right to defend by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by it to a final conclusion. If the indemnified party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any Claim or demand which the indemnifying party elects to contest, or, if appropriate and related to the Claim in question, in making any counterclaim against the person asserting the cross complaint against any person. No Claim may be settled without the consent of the indemnifying party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, in connection with a Third Party Claim asserted against both such indemnified party and indemnifying party, if (A) such indemnified party has available to it defenses which are in addition to those available to the indemnifying party; (B) such indemnified party has available to it defenses which are inconsistent with the defenses available to the indemnifying party; or (C) a conflict exists or may reasonably be expected to exist in connection with the representation of both such indemnified party and indemnifying party by the legal counsel chosen by the indemnifying party, such indemnified party shall have the right to select its own legal counsel subject to the approval of such legal counsel by the indemnifying party, such approval not to be unreasonably withheld. If such indemnified party selects its own legal counsel pursuant to the immediately preceding sentence and the underlying Third Party Claim is otherwise subject to the scope of the indemnification obligations of the indemnifying party pursuant to this Section 11.2, the reasonable fees and expenses of such legal counsel will be included within the indemnification obligations of the indemnifying party; provided, however, that under no circumstances will the indemnifying party be obligated to indemnify such indemnified party against the fees and expenses of more than one legal counsel selected by such indemnified party in connection with a single Claim (notwithstanding the number of persons against whom the Third Party Claim may be asserted). To the extent a Claim with respect to indemnification of representations and warranties is made within the survival period set forth in Section 11.1, such Claim shall survive until such Claim is resolved pursuant to the provisions of Section 11.2, notwithstanding the expiration of the applicable survival period set forth in Section 11.1. For the avoidance of doubt, any Claim with respect to the Disclosed

                  Contingent Liabilities shall survive until such Claim with respect to the Disclosed Contingent Liabilities shall have been settled and paid, either pursuant to a full settlement agreement binding on all parties to such Disclosed Contingent Liability, including a full release of the Surviving Corporation, or a final nonappealable judgment is entered. Notwithstanding the foregoing, Parent shall not be (i) required to give notice of any Claim with respect to any Disclosed Contingent Liability or (ii) entitled to make a Claim for indemnification in excess of the amount listed in
                  Section 11.2(e)(ii) of the Parent Disclosure Schedules with respect to any Disclosed Contingent Liability set forth therein.

                           (ii) In the event any indemnified party should have a
                  Claim hereunder which does not involve a Third Party Claim, the indemnified party shall send an Indemnity Claim Notice with respect to such claim to the indemnifying party and, if applicable, otherwise comply with the provisions of this
                  Section 11.2. In the event the parties cannot reach an agreement regarding such non-Third Party Claim within 30 days, the parties will submit such dispute to final and binding arbitration held in Dallas, Texas. American Arbitration Association ("AAA") rules relating to commercial arbitration will apply. The parties will jointly select a single arbitrator from an AAA panel. If they cannot agree on an arbitrator, they will both select an arbitrator and the two arbitrators so selected will pick the arbitrator who will decide the dispute. The arbitrator will not have the authority to award punitive or consequential damages. Arbitration awards are not appealable and may be enforced through any court of competent jurisdiction. The arbitrator must apply Delaware law and has exclusive authority to resolve any dispute relating to the interpretations, applicability, or formation of this Agreement.

         Section 11.3 Holdback Amount; Set-Off.

                  (a) Pursuant to Section 2.5, at the Effective Time, Parent shall withhold from the Merger Consideration that would otherwise be paid to the Shareholders of the Company the General Holdback Amount to support the payment of (i) Claims for Indemnification under Section 11.2(b); (ii) the Company's share of the compensation of certain transitional employees of the Company pursuant to Section 3.4; (iii) any amounts payable by the Surviving Corporation as a result of the payments due for Dissenting Shares pursuant to Section 2.6(i) to the extent such payments exceed such Dissenting Shareholders' otherwise pro rata portion of the Merger Consideration; (iv) the Adjustment Amount to the extent it exceeds the Adjustment Holdback Amount; and/or (v) any Claims incurred in connection with the Disclosed Contingent Liabilities. During the General Holdback Period, Parent may set-off against the General Holdback Amount, (x) any of the amounts provided in clauses (ii), (iii) and (iv), above except to the extent such amounts are in dispute; (y) and the amounts provided in clauses (i) and (v) above and clauses (ii), (iii) and (iv), above to the extent such amounts are in dispute only after final determination pursuant to
         Section 11.2(e). Subject to the set-off provided in Section 11.3(d) of the Parent Disclosure Schedules, Parent shall exercise its right of set-off against the Cash Portion of General Holdback until the Cash Portion of General Holdback is reduced to zero and then against the Stock Portion of General Holdback. To the extent any portion of the Stock Portion of General Holdback is set-off against the General Holdback Amount, the number of shares of Parent Common Stock to be deducted from the Stock Portion of General Holdback shall be calculated as set forth in Section 11.3(d) of the Parent Disclosure Schedules. The exercise of Parent's right to set-off against the General Holdback Amount in accordance with clause (x) above in good faith, whether or not ultimately determined to be justified, shall not be deemed a breach of Parent's obligation to deliver the General Holdback Amount under this Agreement. Neither the exercise nor the failure to exercise such right of set-off will constitute an election of remedies or otherwise limit Parent in any manner in the enforcement of any other remedies that may be available to it.

                  (b) Upon expiration of the Adjustment Holdback Period, the Adjustment Amount shall be paid to the Shareholders of the Company, to the extent they are entitled to any portion of it, as provided in
         Section 3.2.

                  (c) Upon expiration of the General Holdback Period and the execution of all necessary documentation reasonably required by Parent, Parent shall promptly (and in any event within five Business Days) pay an amount equal to the Cash Portion of General Holdback , minus the sum of all amounts for outstanding Claims for indemnification brought pursuant to Section 11.2 which are still in dispute, to the Designated Account by wire transfer of immediately available funds. With respect to any Claims for indemnification that are subject to dispute at the end of the General Holdback Period, to the extent the Shareholders are entitled to any additional amount of the General Holdback Amount upon settlement of such disputed Claims, Parent shall promptly (and in any event within five Business Days) pay such amount to the Designated Account upon settlement or final determination of such Claims, by wire transfer of immediately available funds. At such time, Parent shall also provide the Shareholders' Representative a list describing what it has set-off against the General Holdback. Notwithstanding the foregoing, the Stock Portion of General Holdback shall not be paid to the Designated Account, but shall be disbursed to the Shareholders by the Exchange Agent; provided, however, that for each Shareholder of the Company for which Parent does not receive at least one Business Day prior to the Closing Date an Investor Questionnaire and Consent completed by such Shareholder, and for each Shareholder of the Company for which, upon Parent's review of such Shareholder's completed and executed Investor Questionnaire and Consent, Parent is unable to form a reasonable belief that such Shareholder constitutes an Accredited Investor, Parent shall pay such Shareholder's pro rata portion of the General Holdback Amount in cash only and no Stock Portion of General Holdback shall be issued to such Shareholder. Such cash amounts shall be paid to the Designated Account.

                  (d) Notwithstanding Section 11.3(c), if, prior to expiration of the General Holdback Period, the Claims set forth in Section 11.3(d) of the Parent Disclosure Schedules (the "SECTION 11.3(d) CLAIMS") shall have been settled and paid, either pursuant to a full settlement agreement binding on all parties to the Section 11.3(d) Claims, including a full release of the Company or the Surviving Corporation, as applicable, or pursuant to a final nonappealable judgment being entered, the Shareholders shall be entitled to receive an amount (the "SETTLED CLAIMS AMOUNT") calculated as set forth in Section 11.3(d) of the Parent Disclosure Schedules. The cash portion of the Settled Claims Amount (as set forth in Section 11.3(d) of the Parent Disclosure Schedules) shall be paid to the Designated Account within five Business Days following the date on which the Section 11.3(d) Claims shall have been settled and paid and the Parent Common Stock portion of the Settled Claims Amount (as set forth in Section 11.3(d) of the Parent Disclosure Schedules) shall be disbursed to the Shareholders within such five-day period.

                  (e) The right to receive a portion of the Holdback Amount may not be assigned, and is transferable only by operation of Law. Such rights are solely consideration for the Merger and will not confer any voting or dividend rights or any equity ownership rights in the Surviving Corporation or Parent.

                  (f) It shall be the obligation of the Shareholders' Representative to pay and distribute to the Shareholders any amounts paid into the Designated Account. Neither Parent nor the Surviving Corporation shall have any liabilities or obligations of any nature with respect to such amounts other than to pay such amounts to the Designated Account.

         Section 11.4 Severance Payments. Parent or the Surviving Corporation shall make severance payments to the employees and directors listed in Section 4.16(a) of the Company Disclosure Schedules in the amount and on the date set forth next to each such employee's or director's name (collectively, the "SEVERANCE PAYMENTS").

         Section 11.5 Registration Statement.

                  (a) Within 45 days after the Closing Date, Parent shall use commercially reasonable efforts to file a registration statement to register all of the Parent Common Stock issued as Stock Consideration (the "REGISTRATION SHARES") under the Securities Act for resale (the "REGISTRATION") on Form S-3 (the "REGISTRATION STATEMENT"). Parent shall use commercially reasonable efforts to cause the Registration Statement to become effective and to remain effective for a period (the "REGISTRATION PERIOD") (i) ending on the first anniversary of the Closing Date; or (ii) in the event any shares of Parent Common Stock are distributed to the Shareholders out of the Stock Portion of General Holdback, ending on the first anniversary of the last date on which such shares are distributed. For a period of one year following the Registration Period, Parent shall file with the SEC all reports required to be filed under the Exchange Act.

                  (b) Parent hereby agrees to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the Registration Period and to comply with the provisions of the

         Securities Act with respect to the disposition of all Registration Shares covered by such Registration Statement.

                  (c) Nothing herein shall require Parent to cause the Registration Statement to remain effective for any period of time following the Registration Period. Parent shall have the right to deregister with the SEC any Registration Shares that remain unsold at the conclusion of the Registration Period.

                  (d) Parent shall furnish to each stockholder selling shares of Parent Common Stock under the Registration Statement, a reasonable number of copies of the Registration Statement and the prospectus included therein as such Persons may reasonably request in order to facilitate the resale or other disposition of the Registration Shares covered by the Registration Statement.

                  (e) Notwithstanding the foregoing, Parent shall also have the obligation to file the registration statement covering the shares of Parent Common Stock issuable upon exercise of the Converted Options and to keep it effective for the time periods as set forth in Section 2.3.

         Section 11.6 Tax Returns. The Shareholders' Representatives shall cause to be timely prepared and filed (or provided to Parent who will cause to be filed, if applicable) when due (taking into account all extensions properly obtained) all income and franchise Tax Returns that are required to be filed by or with respect to each of the Acquired Corporations for taxable periods ending on or before the Closing Date. Such Tax Returns shall be subject to Parent's final review and approval and shall be prepared and filed in a manner consistent with past practice and, on such Tax Returns, no position shall be taken, elections made or method adopted that is inconsistent with positions taken, elections made or methods used in preparing and filing similar Tax Returns in prior periods without Parent's written consent. Parent shall have the right to review any such Tax Return at least 30 days prior to the filing thereof.

         Section 11.7 Assistance and Cooperation. After the Closing Date, the Shareholders' Representative shall (and shall cause his respective affiliates to):

                  (a) timely sign and deliver such certificates or forms as may be reasonably necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to sales, transfer and similar Taxes that are required to be filed by or with respect to each of the Acquired Corporations for taxable periods ending on or before the Closing Date;

                  (b) cooperate fully with Parent and the Surviving Corporation in preparing any Tax Returns that Parent or Surviving Corporation may be responsible for preparing and filing with respect to the Acquired Corporations for periods ending on or before the Closing Date;

                  (c) cooperate fully in preparing for any claim, assessment, deficiency, audit, review examination or other proposed change or adjustment by any tax authority or any judicial or administrative proceeding relating to a taxable period ending on or before the Closing Date (each, a "TAX CLAIM");

                  (d) make available to Parent and Surviving Corporation and to any tax authority as reasonably requested all information, records, and documents relating to Taxes of the Acquired Corporations; and

                  (e) furnish Parent and Surviving Corporation with copies of all written correspondence received from any tax authority in connection with any Tax Claim or information request relating to the Acquired Corporations.

         Section 11.8 Payment of Account Receivables and Other Items. Promptly after receipt by the Surviving Corporation after the Effective Time of a payment for an account receivable or other items as set forth in Section 11.8 of the Company Disclosure Schedules, the Surviving Corporation shall pay such amount actually received to the Designated Account.

                                  ARTICLE XII

                                   TERMINATION

         Section 12.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after approval of this Agreement by the Company's Shareholders):

                  (a) by mutual written Consent of Parent and the Company;

                  (b) by either Parent or the Company if:

                           (i) the Merger shall not have been consummated by
                  June 30, 2004 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

                           (ii) a court of competent jurisdiction or other
                  Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

                           (iii) (A) the Company Shareholders' Meeting
                  (including any adjournments and postponements thereof) shall have been held and completed and the Company's Shareholders shall have voted on a proposal to approve this Agreement; and
                  (B) this Agreement shall not have been approved at such meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required Company Shareholder Vote; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 12.1(b)(iii) if the failure to obtain such Shareholder approval is attributable to a failure on the part of such party to perform any material obligation required to be performed by such party at or prior to the Effective Time;

                  (c) by Parent (i) if any of the Company's representations and warranties shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 9.1 would not be satisfied; or (ii) if (A) any of the Company's representations and warranties become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 9.1 would not be satisfied; and (B) such inaccuracy has not been cured by the Company within 10 Business Days after its receipt of written notice thereof and remains uncured at the time notice of termination is given; or (iii) any of the Company's covenants contained in this Agreement shall have been breached, such that the condition set forth in Section 9.2 would not be satisfied;

                  (d) by the Company (i) if any of Parent's representations and warranties shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 10.1 would not be satisfied; or (ii) if (A) any of Parent's or Merger Sub's representations and warranties shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 10.1 would not be satisfied; and (B) such inaccuracy has not been cured by Parent or Merger Sub within 10 Business Days after its receipt of written notice thereof and remains uncured at the time notice of termination is given; or (iii) if any of Parent's or Merger Sub's covenants contained in this Agreement shall have been breached such that the condition set forth in Section 10.2 would not be satisfied;

                  (e) by Parent if, since the date of this Agreement, there shall have occurred any Material Adverse Change with respect to the Acquired Corporations, taken as a whole, or there shall have occurred any event or circumstance that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Change with respect to the Acquired Corporations, taken as a whole;

                  (f) By the Company, upon the Company's execution of a binding agreement with a third party with respect to a Superior Proposal; provided, however, that for any termination by the Company under this
         Section 12.1(f) to be effective, the Company must have complied with all provisions of this Agreement, including, without limitation,
         Section 6.3;

                  (g) By Parent, if the Company or the board of directors of the Company shall have (i) withdrawn or modified, in a manner adverse to Parent or Merger Sub, (a) the approval by the board of directors of the Company of this Agreement or the Contemplated Transactions; or (b) the recommendation of the Company's board of directors that the Shareholders approve this Agreement, the Merger and the Contemplated Transactions (an "ADVERSE RECOMMENDATION") (it being understood and agreed that any communication by the Company or its board of directors to the Shareholders that indicates that the board of directors had determined not to withdraw or modify such recommendation, in whole or in part, because such action would or might give rise to a right on the part of Parent to terminate this Agreement and/or obligate the Company to comply with the provisions of Section 12.3 of this Agreement shall nevertheless be deemed to be an Adverse Recommendation); or (ii) approved or entered into a definitive agreement with respect to a Acquisition Proposal with a third party;

                  (h) By Parent, if any of the Shareholders party to the Voting Agreement have failed to perform their respective obligations or caused a breach of their obligations under the Voting Agreement; or

                  (i) By Parent, if the Closing Inventory is equal to or less than the Closing Inventory Minimum.

         Section 12.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 12.1, this Agreement shall become void and of no further force or effect; provided, however, that (i) Section 6.1(c),
ARTICLE XII and ARTICLE XIII shall survive the termination of this Agreement and shall remain in full force and effect; and (ii) the termination of this Agreement shall not relieve any party from any liability for any material inaccuracy in or material breach of any representation or warranty, covenant or other provision contained in this Agreement.

         Section 12.3 Termination Fees; Expenses.

                  (a) Termination Fee and Expense Reimbursement. If this Agreement is terminated pursuant to Section 12.1(b)(iii), Section 12.1(c)(iii), Section 12.1(f) or Section 12.1(g), then the Company shall (i) pay Parent a fee equal to 5% of the Enterprise Value, which amount shall be payable by check or wire transfer of immediately available funds (the "TERMINATION FEE") simultaneously with such termination of this Agreement; and (ii) the Company shall reimburse Parent and Merger Sub for all reasonable fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of Parent or Merger Sub in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger. If this Agreement is terminated pursuant to Section 12.1(c)(i) or Section 12.1(c)(ii), the Company shall reimburse Parent and Merger Sub for all reasonable fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of Parent or Merger Sub in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger. Any required reimbursement under this Section 12.3(a) shall take place within two Business Days of the later of the termination of this Agreement or submission of evidence of such incurred expenses to the Company.

                  (b) Other Expenses. Subject to Section 2.4 and except as provided otherwise in Section 12.3(a) above, all reasonable costs and expenses incurred in connection with this Agreement, and the Contemplated Transactions shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

                  (c) If the Company fails to pay when due any amount payable under this Section 12.3, then (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 12.3; and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to 3% over the "prime rate" (as published by the Wall Street Journal) in effect on the date such overdue amount was originally required to be paid.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         Section 13.1 Amendment. This Agreement may be amended only by an instrument in writing signed by the Company, Merger Sub and Parent at any time (whether before or after adoption of this Agreement by the Shareholders of the Company); provided, however, that (a) each amendment shall have been duly authorized by the respective boards of directors of the Company, Parent and Merger Sub; and (b) after adoption of this Agreement by the Company's Shareholders, no amendment shall be made which by Law requires further approval of the Shareholders of the Company without the further approval of such Shareholders.

         Section 13.2 Assignments and Successors. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of any party's rights hereunder may be assigned by such party without the prior written Consent of the other party. Any attempted assignment of this Agreement or of any such rights without such Consent shall be void and of no effect.

         Section 13.3 No Third Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that after the Effective Time, the Indemnitees shall be third party beneficiaries of, and entitled to enforce,
Section 7.3.

         Section 13.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing and will be deemed to have been duly given, upon receipt, if delivered personally (including by courier or overnight courier), mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses, or sent by electronic transmission to the facsimile number specified below:

                  (a)   if to Parent, Merger Sub, or the Surviving Corporation:

                        Rent-A-Center, Inc.
                        5700 Tennyson Parkway, 4th Floor
                        Plano, Texas  75024
                        Attention: Chief Executive Officer
                        Facsimile: 972-943-0116

                        With a copy, which shall not constitute notice, to:

                        Winstead Sechrest & Minick P.C.
                        5400 Renaissance Tower
                        1201 Elm Street
                        Dallas, Texas  75270
                        Attention: Thomas W. Hughes, Esq.
                        Facsimile: 214-745-5390

                  (b)   if to the Company (prior to the Closing Date):

                        Rent Rite, Inc.
                        7601 North Federal Highway, Suite 260B
                        Boca Raton, Florida  33487
                        Attention: Edward Stanko
                        Facsimile: 561-999-0435

                        With a copy, which shall not constitute notice, to:

                        Bass, Berry & Sims PLC
                        315 Deaderick Street
                        AmSouth Center, Suite 2700
                        Nashville, Tennessee  37238-3001

                        Attention: Bob F. Thompson, Esq.
                        Facsimile: 615-742-6293

                  (c)   if to the Shareholders' Representative:

                        Thomas B. Mitchell
                        9436 Spanish Moss Road W.
                        Lake Worth, Florida  33467
                        Facsimile: 561-357-0783

                        With a copy, which shall not constitute notice, to:

                        Bass, Berry & Sims PLC
                        315 Deaderick Street
                        AmSouth Center, Suite 2700
                        Nashville, Tennessee  37238-3001
                        Attention: Bob F. Thompson, Esq.
                        Facsimile: 615-742-6293

or to such other address or facsimile number as any party may, from time to time, designate in a written notice given in like manner. Notice given by facsimile will be deemed delivered on the day the sender receives facsimile confirmation that such notice was reached at the facsimile number of the addressee. Notices delivered personally shall be deemed delivered as of actual receipt and mailed notices shall be deemed delivered three days after mailing.

         Section 13.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

         Section 13.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         Section 13.7 Entire Agreement. This Agreement (together with all other documents and instruments referred to herein) constitutes the entire agreement among the parties, and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

         Section 13.8 Governing Law. THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUSIVE OF CONFLICTS OF LAW PRINCIPLES). COURTS WITHIN THE STATE OF DELAWARE WILL HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY. THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (i) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS; (ii) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (iii) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

         Section 13.9 No Consequential Damages. Notwithstanding anything to the contrary elsewhere in this Agreement, no party (or its affiliates) shall, in any event, be liable to any other party (or its affiliates) for any consequential damages, including, but not limited to, loss of revenue or income, cost of capital, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement.

         Section 13.10 Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

         Section 13.11 Cooperation. The Company agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.

         Section 13.12 Construction; Usage.

                  (a) Interpretation. In this Agreement, unless a clear contrary intention appears:

                           (i) the singular number includes the plural number
                  and vice versa;

                           (ii) reference to any Person includes such Person's
                  successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                           (iii) reference to any gender includes each other
                  gender;

                           (iv) reference to any agreement, document or
                  instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

                           (v) reference to any Legal Requirement means such
                  Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

                           (vi) "hereunder," "hereof," "hereto," and words of
                  similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

                           (vii) "including" (and with correlative meaning
                  "include") means including without limiting the generality of any description preceding such term;

                           (viii) "or" is used in the inclusive sense of
                  "and/or";

                           (ix) with respect to the determination of any period
                  of time, "from" means "from and including" and "to" means "to but excluding"; and

                           (x) references to documents, instruments or
                  agreements shall be deemed to refer as well to all appendices, addenda, exhibits, schedules or amendments thereto.

                  (b) Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

                  (c) Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         Section 13.13 Disclosure Schedules. The Company and Parent have set forth information in the Company Disclosure Schedules and the Parent Disclosure Schedules, respectively, in the sections thereof that correspond to the section of this Agreement to which each relates; provided, however, that where the same item is required to be disclosed by more than one section of this Agreement, disclosure of the item in one section of the applicable disclosure schedule will constitute disclosure of the item wherever else required only to the extent that such applicability is manifestly evident on the face of such disclosures.

         Section 13.14 Failure or Indulgence Not Waiver. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

         Section 13.15 Enforcement of Agreement. The parties acknowledge and agree that they would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which a party may be entitled, at Law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

         Section 13.16 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                  RENT-A-CENTER, INC.

                                  By: /s/ Mitchell E. Fadel
                                     -------------------------------------------

                                  Name: Mitchell E. Fadel

                                  Title: President

                                  RAC RR, INC.

                                  By: /s/ Mitchell E. Fadel

                                  Name: Mitchell E. Fadel

                                  Title: Vice President

                                  RENT RITE, INC.

                                  By: /s/ Karl Schledwitz
                                     -------------------------------------------

                                  Name: Karl Schledwitz

                                  Title: Chairman

Thomas B. Mitchell joins this Agreement and agrees to be the Shareholders' Representatives and perform the obligations of the Shareholders' Representative.

                                   /s/ Thomas B. Mitchell
                                  ----------------------------------------------
                                  Thomas B. Mitchell

                                   APPENDIX A

                               CERTAIN DEFINITIONS

         For purposes of this Agreement (including this Appendix A):

         ACCOUNTANTS. "Accountants" has the meaning set forth in Section 3.1.

         ACCREDITED INVESTOR. "Accredited Investor" has the meaning set forth in Rule 501(a) promulgated under the Securities Act.

         ACQUIRED CORPORATION(s). "Acquired Corporation" means the Company or any of its Subsidiaries, and the "Acquired Corporations" means the Company and all of its Subsidiaries.

         ACQUIRED CORPORATION CONTRACT. "Acquired Corporation Contract" means any contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

         ACQUISITION PROPOSAL. "Acquisition Proposal" means any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by Parent) contemplating or otherwise relating to any Acquisition Transaction.

         ACQUISITION TRANSACTION. "Acquisition Transaction" means any transaction or series of transactions involving:

                  (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of the Acquired Corporations is a constituent corporation; (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of any of the Acquired Corporations; or (iii) in which any of the Acquired Corporations issues or sells securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Acquired Corporations; or

                  (b) any sale (other than sales of rental merchandise in the Ordinary Course of Business), lease (other than in the Ordinary Coarse of Business), exchange, transfer (other than sales of rental merchandise in the Ordinary Course of Business), license (other than nonexclusive licenses in the Ordinary Course of Business), acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of the Acquired Corporations.

         ADJUSTMENT AMOUNT. "Adjustment Amount" has the meaning set forth in
Section 2.4(c).

         ADJUSTMENT HOLDBACK AMOUNT. "Adjustment Holdback Amount" has the meaning set forth in Section 2.5(b).

         ADJUSTMENT HOLDBACK PERIOD. "Adjustment Holdback Period" has the meaning set forth in Section 2.5(b).

         ADVERSE RECOMMENDATION. "Adverse Recommendation" has the meaning set forth in Section 12.1(g).

         AGREEMENT. "Agreement" means the Agreement and Plan of Merger and Reorganization to which this Appendix A is attached, as it may be amended from time to time.

         ANTITRUST LAWS. "Antitrust Laws" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other antitrust, unfair competition, merger or acquisition notification, or merger or acquisition control Legal Requirements under any applicable jurisdictions, whether federal, state, local or foreign.

         ARTICLES OF MERGER. "Articles of Merger" has the meaning set forth in
Section 1.3.

         AVERAGE PER SHARE VALUE. "Average Per Share Value" has the meaning set forth in Section 2.1(e)(i).

         BENEFIT PLANS. "Benefit Plans" has the meaning set forth in Section 4.16(a).

         BLUE SKY LAWS. "Blue Sky Laws" has the meaning set forth in Section 4.2(c).

         BUSINESS DAY. "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York, the State of Texas or the State of Tennessee are authorized or required by Law or other government actions to close.

         CASH CONSIDERATION. "Cash Consideration" has the meaning set forth in
Section 2.1(e)(i).

         CASH PORTION OF GENERAL HOLDBACK. "Cash Portion of General Holdback" has the meaning set forth in Section 2.5(a).

         CERTIFICATE OF MERGER. "Certificate of Merger" has the meaning set forth in Section 1.3.

         CLAIMS. "Claims" has the meaning set forth in Section 11.2(a).

         CLOSING. "Closing" has the meaning set forth in Section 1.3.

         CLOSING AGREEMENT. "Closing Agreement" has the meaning set forth in
Section 4.15(k).

         CLOSING BALANCE SHEET. "Closing Balance Sheet" has the meaning set forth in Section 3.1.

         CLOSING DATE. "Closing Date" has the meaning set forth in Section 1.3.

         CLOSING INVENTORY. "Closing Inventory" has the meaning set forth in
Section 9.6.

         CLOSING INVENTORY MINIMUM. "Closing Inventory Minimum" has the meaning set forth in Section 2.4(f).

         CLOSING THREE MONTH RECURRING REVENUE. "Closing Three Month Recurring Revenue" has the meaning set forth in Section 9.4.

         CODE. "Code" has the meaning set forth in the recitals hereto.

         COMPANY. "Company" has the meaning set forth in the preamble hereto.

         COMPANY BALANCE SHEET. "Company Balance Sheet" has the meaning set forth in Section 4.6.

         COMPANY BOARD RECOMMENDATION. "Company Board Recombination" has the meaning set forth in Section 6.4(b).

         COMPANY COMMON STOCK. "Company Common Stock" means the common stock, no par value per share, of the Company.

         COMPANY DISCLOSURE SCHEDULES. "Company Disclosure Schedules" means the disclosure schedules that have been prepared by the Company in accordance with the requirements of Section 13.13 and that have been delivered by the Company to Parent on the date of this Agreement.

         COMPANY FINANCIAL STATEMENTS. "Company Financial Statements" has the meaning set forth in Section 4.5(a).

         COMPANY PERMITS. "Company Permits" has the meaning set forth in Section 4.18(a).

         COMPANY PREFERRED STOCK. "Company Preferred Stock" means the preferred stock, no par value per share, of the Company.

         COMPANY SHAREHOLDERS' MEETING. "Company Shareholders' Meeting" has the meaning set forth in Section 6.4(a).

         COMPANY STOCK CERTIFICATE. "Company Stock Certificate" has the meaning set forth in Section 2.6(c).

         COMPANY STOCK OPTIONS. "Company Stock Options" has the meaning set forth in Section 4.3.

         CONFIDENTIALITY AGREEMENT. "Confidentiality Agreement" has the meaning set forth in Section 6.2(b).

         CONSENT. "Consent" means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTEMPLATED TRANSACTIONS. "Contemplated Transactions" has the meaning set forth in Section 4.2(a).

         CONTROLLED GROUP LIABILITY. "Controlled Group Liability" has the meaning set forth in Section 4.16(b).

         CONVERTED OPTION. "Converted Option" has the meaning set forth in
Section 2.3.

         CONVERTED OPTION SHAREHOLDERS. "Converted Option Shareholders" has the meaning set forth Section 2.3(e).

         DESIGNATED ACCOUNT. "Designated Account" means that certain account designated by the Shareholders' Representative in writing and given to Parent prior to the Closing Date or such other account designated by the Shareholders' Representative in writing and given to Parent at least five Business Days in advance of any payment to such account.

         DGCL. "DGCL" has the meaning set forth in the recitals hereto.

         DISCLOSED CONTINGENT LIABILITIES. "Disclosed Contingent Liabilities" has the meaning set forth in Section 2.5(a).

         DISSENTING SHAREHOLDER. "Dissenting Shareholder" has the meaning set forth in Section 2.6(i)(ii).

         DISSENTING SHARES. "Dissenting Shares" has the meaning set forth in
Section 2.6(i)(i).

         EDGAR. "EDGAR" has the meaning set forth in Section 5.5.

         EFFECTIVE TIME. "Effective Time" has the meaning set forth in Section 1.3.

         ENCUMBRANCE. "Encumbrance" means any Lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTERPRISE VALUE. "Enterprise Value" has the meaning set forth in
Section 2.1(e)(i).

         ENTITY. "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

         ENVIRONMENT. "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES. "Environmental, Health, and Safety Liabilities" means any cost, damages, expense, liability, obligation, or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

                  (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                  (b) fines, penalties, judgments, awards, settlements, legal or administrative Legal Proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

                  (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("CLEANUP") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                  (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

         ENVIRONMENTAL LAW. "Environmental Law" means any Legal Requirement that requires or relates to:

                  (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                  (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

                  (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

                  (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                  (e) protecting resources, species, or ecological amenities;

                  (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

                  (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

                  (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed Representatives of the public interest to recover for injuries done to public assets.

         ERISA. "ERISA" has the meaning set forth in Section 4.16(b).

         ERISA AFFILIATE. "ERISA Affiliate" has the meaning set forth in Section 4.16(b).

         EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         EXCHANGE AGENT. "Exchange Agent" has the meaning set forth in Section 2.6(a).

         EXCHANGE FUND. "Exchange Fund" has the meaning set forth in Section 2.6(a).

         EXISTING LIABILITIES. "Existing Liabilities" means the Company's liabilities or obligations reflected or reserved against in the Closing Balance Sheet.

         FACILITIES. "Facilities" means any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Corporation and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any Acquired Corporation.

         GAAP. "GAAP" means generally accepted accounting principles for financial reporting in the United States, applied on a basis consistent with the basis on which the Company Financial Statements were prepared.

         GENERAL HOLDBACK AMOUNT. "General Holdback Amount" has the meaning set forth in Section 2.5(a).

         GENERAL HOLDBACK PERIOD. "General Holdback Period" has the meaning set forth in Section 2.5(a).

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" means any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any contract with any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

         HAZARDOUS MATERIALS. "Hazardous Materials" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         HOLDBACK AMOUNT. "Holdback Amount" has the meaning set forth in Section 2.5(c).

         INDEMNITEE(s). "Indemnitee" or "Indemnitees" have the meanings set forth in Section 7.3(a).

         INDEMNITY CLAIM NOTICE. "Indemnity Claim Notice" has the meaning set forth in Section 11.2(c).

         INTELLECTUAL PROPERTY. "Intellectual Property" means all (a) inventions, discoveries, processes, designs, techniques, developments, technology, and related improvements, whether or not patentable; (b) United States patents and applications therefor and all divisionals, reissues, renewals, registrations, confirmations, re-examinations, certificates of inventorship, extensions, continuations and continuations-in-part thereof; (c) United States, state and foreign trademarks, trade dress, service marks, service names, trade names, brand names, insignias, designs, logos or business symbols, whether registered or unregistered, and pending applications to register the foregoing, including all extensions and renewals thereof and all goodwill associated therewith; (d) United States and foreign copyrights in writings, designs, software, mask works or other works, whether registered or unregistered, and pending applications to register the same; (e) technical, scientific, and other know-how, trade secrets, methods, processes, practices, formulas and techniques, computer software programs and software systems, including all databases, compilations, tool sets, compilers, higher level or "proprietary" languages, related documentation and materials, whether in interpretive code, source code, object code or human readable form; (f) rights of publicity and privacy, "name and likeness" rights and other similar rights;
(g) books and records kept in the Ordinary Course of Business describing or used in connection with any of the foregoing; and (h) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of any of the foregoing.

         INVESTOR QUESTIONNAIRE AND CONSENT. "Investor Questionnaire and Consent" has the meaning set forth in Section 6.8.

         KNOWLEDGE. "Knowledge" means (a) with respect to the Company or any other Acquired Corporation, the actual knowledge, after due inquiry, of the Company's or the Acquired Corporation's directors or officers; and (b) with respect to Parent, the actual knowledge, after due inquiry, of its Chief Executive Officer, Chief Operating Officer or Chief Financial Officer.

         LAW(s). "Law" or "Laws" means any statute, law, ordinance, regulation, rule, order, writ, injunction or decree of any state, commonwealth, federal, foreign, territorial or other court or Governmental Body, subdivision, agency, department, commission, board, bureau or instrumentality of a Governmental Body.

         LEASE. "Lease" has the meaning set forth in Section 4.7(a).

         LEGAL PROCEEDING. "Legal Proceeding" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         LEGAL REQUIREMENT. "Legal Requirement" means any federal, state, local, municipal, foreign or other Law, statute, constitution, principle of common Law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the Nasdaq National Market).

         LIEN. "Lien" means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of Law.

         MAJOR SUPPLIER. "Major Supplier" has the meaning set forth in Section 4.13.

         MATERIAL ADVERSE CHANGE. "Material Adverse Change" means any Material Adverse Effect and, specifically including:

                  (a) The commencement of any actions, suits, investigations, complaints or proceedings, at Law or in equity, in any court or before any Governmental Body, by a Person or Persons seeking class action status and alleging violation of the provisions of the Rental Purchase Agreements, rent-to-own statutes or any other consumer protection law; provided that such action involves five or more stores; and

                  (b) The commencement of any actions, suits, investigations, complaints, or proceedings, at law or in equity, in any court or before any Governmental Body, by a Person or Persons seeking class action status and alleging violations of federal or state laws respecting employment, including, but not limited to, gender, race, disability, national origin or age discrimination, violations of the Occupational Safety and Health Act of 1970, as amended, the Family and Medical Leave Act of 1993, as amended, terms and conditions of employment or the federal or state Legal Requirements regarding wages and hours; provided, however, that the commencement of any such actions, suits, investigations, complaints or proceedings shall not constitute a Material Advance Change in the event the Company can demonstrate to the reasonable satisfaction of Parent that the potential size of the purported class does not exceed 25 persons.

         MATERIAL ADVERSE EFFECT. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or would reasonably be expected to have a material adverse effect on (a) the business, condition, capitalization, assets, liabilities, operations or financial performance of the Acquired Corporations taken as a whole; (b) the ability of the Company to consummate the Merger or any of the Contemplated Transactions or to perform any of its obligations under the

Agreement; or (c) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation.

         An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Parent if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or would reasonably be expected to have a material adverse effect on (a) the business, condition, capitalization, assets, liabilities, operations or financial performance of Parent and its Subsidiaries taken as a whole; provided, however, that a decline in Parent's stock price shall not, in and of itself, be deemed to constitute a Material Adverse Effect on Parent; or (b) the ability of Parent to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement.

         MATERIAL CONTRACT.  "Material Contract" means:

                  (a) any contract upon which the Acquired Corporations' business as a whole is substantially dependent;

                  (b) any management contract or compensatory plan, contract or arrangement, including but not limited to plans relating to options, warrants or rights, pension, retirement or deferred compensation or bonus, incentive or profit sharing (or if not set forth in any formal document, a written description thereof) in which any director, officer or employee participates;

                  (c) any noncompetition agreement or other agreement that limits or will limit an Acquired Corporation from engaging in any line of business;

                  (d) any agreement, contract or commitment not in the Ordinary Course of Business involving in excess of $50,000;

                  (e) the scheduled Severance Payments, the Stay Bonus Plan and any change of control agreements;

                  (f) any franchise agreement;

                  (g) any contract or agreement relating to the acquisition or disposition of assets having a value in excess of $50,000 other than the purchase or sale of rental merchandise in the Ordinary Course of Business;

                  (h) any material licenses, registrations or memberships required by a Governmental Body;

                  (i) any shareholder, voting trust or similar contract or agreement relating to the voting of shares of Company Common Stock;

                  (j) joint venture agreements, partnership agreements and other similar contracts involving a sharing of profits and expenses;

                  (k) any material agreement or commitment relating to the borrowing of money or a guaranty thereof in excess of $50,000, including any security agreement relating thereto;

                  (l) the Leases;

                  (m) contracts and agreements for the purchase of inventories, goods or other materials, by or for the furnishing of services to any Acquired Corporation that (i) requires payments in excess of $50,000; or (ii) are not terminable by the Company on notice of 90 days or less without penalty; and

                  (n) all employment agreements.

         MERGER. "Merger" has the meaning set forth in the recitals hereto.

         MERGER CONSIDERATION. "Merger Consideration" has the meaning set forth in Section 2.1(e)(i).

         MERGER CONSIDERATION REDUCTION(s). "Merger Consideration Reduction" or "Merger Consideration Reductions" have the meanings set forth in Section 2.4.

         MERGER SUB. "Merger Sub" has the meaning set forth in the preamble hereto.

         MERGER SUB COMMON STOCK. "Merger Sub Common Stock" means the common Stock, $1.00 par value per share, of Merger Sub.

         MONTHLY RECURRING REVENUE. "Monthly Recurring Revenue" means monthly revenue of the Company calculated in accordance with GAAP, less revenues from product sales and early purchase options, plus $293,000.

         MULTIEMPLOYER PLAN. "Multiemployer Plan" has the meaning set forth in
Section 4.16(j).

         MULTIPLE EMPLOYER PLAN. "Multiple Employer Plan" has the meaning set forth in Section 4.16(j).

         NOTICE PERIOD. "Notice Period" has the meaning set forth in Section 11.2(c).

         OCCUPATIONAL SAFETY AND HEALTH LAW. "Occupational Safety and Health Law" means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         OFF-BALANCE SHEET ARRANGEMENT. "Off-Balance Sheet Arrangement" means with respect to any Person, any securitization transaction to which that Person or its Subsidiaries is a party and any other transaction, agreement or other contractual arrangement to which an Entity unconsolidated with that Person is a party, under which that Person or its Subsidiaries, whether or not a party to the arrangement, has, or in the future may have:

                  (a) any obligation under a direct or indirect guarantee or similar arrangement;

                  (b) a retained or contingent interest in assets transferred to an unconsolidated Entity or similar arrangement;

                  (c) derivatives to the extent that the fair value thereof is not fully reflected as a liability or asset in the financial statements; or

                  (d) any obligation or liability, including a contingent obligation or liability, to the extent that it is not fully reflected in the financial statements (excluding the footnotes thereto) (for this purpose, obligations or liabilities that are not fully reflected in the financial statements (excluding the footnotes thereto) including, without limitation: obligations that are not classified as a liability according to GAAP; contingent liabilities as to which, as of the date of the financial statements, it is not probable that a loss has been incurred or, if probable, is not reasonably estimable; or liabilities as to which the amount recognized in the financial statements is less than the reasonably possible maximum exposure to loss under the obligation as of the date of the financial statements, but excluding contingent liabilities arising out of litigation, arbitration or regulatory actions (not otherwise related to off-balance sheet arrangements)).

         OPTION ADMINISTRATION FEE. "Option Administration Fee" has the meaning set forth in Section 2.4(a).

         OPTION QUESTIONNAIRE AND CONSENT. "Option Questionnaire and Consent" has the meaning set forth in Section 6.8.

         OPTION REGISTRATION SHARES. "Option Registration Shares" has the meaning set forth in Section 2.3(d).

         ORDINARY COURSE OF BUSINESS. "Ordinary Course of Business" means ordinary course of business consistent with past business practices.

         ORGANIZATIONAL DOCUMENTS. "Organizational Documents" has the meaning set forth in Section 4.1(b).

         PARENT. "Parent" has the meaning set forth in the preamble hereto.

         PARENT COMMON STOCK. "Parent Common Stock" means the common stock, $0.01 par value per share, of Parent.

         PARENT DISCLOSURE SCHEDULES. "Parent Disclosure Schedules" means the disclosure schedules that have been prepared by Parent in accordance with the requirements of Section 13.13 and that have been delivered by Parent to the Company on the date of this Agreement.

         PARENT SEC REPORTS. "Parent SEC Reports" has the meaning set forth in
Section 5.5.

         PERSON. "Person" means any individual, Entity or Governmental Body.

         PLANS. "Plans" has the meaning set forth in Section 4.16(c).

         POST-SIGNING RETURNS. "Post-Signing Returns" has the meaning set forth in Section 6.2(a)(vi).

         PRE-CLOSING PERIOD. "Pre-Closing Period" has the meaning set forth in
Section 6.1(a).

         PROFIT AND LOSS STATEMENT(s). "Profit and Loss Statement" and "Profit and Loss Statements" have the meanings set forth in Section 4.5(b).

         PROPOSAL NOTICE. "Proposal Notice" has the meaning set forth in Section 6.3(b).

         QUALIFIED PLANS. "Qualified Plans" has the meaning set forth in Section 4.16(e).

         REALLOCATED PARENT SHARES. "Reallocated Parent Shares" has the meaning set forth in Section 2.3(e)(i).

         REGISTRATION. "Registration" has the meaning set forth in Section 11.6.

         REGISTRATION EXPENSES. "Registration Expenses" means all reasonable, out-of-pocket expenses incurred by Parent in connection with the Registration, including, without limitation, all registration and filing fees, printing expenses, reasonable, out-of-pocket fees and disbursements of counsel and independent public accountants for Parent, transfer Taxes, fees of transfer agents and registrars.

         REGISTRATION PERIOD. "Registration Period" has the meaning set forth in
Section 11.6.

         REGISTRATION SHARES. "Registration Shares" has the meaning set forth in
Section 11.6.

         REGISTRATION STATEMENT. "Registration Statement" has the meaning set forth in Section 11.6.

         RENTAL PURCHASE AGREEMENTS. "Rental Purchase Agreements" has the meaning set forth in Section 4.12(c).

         REPRESENTATIVES. "Representatives" means officers, directors, employees, agents, attorneys, accountants, advisors and other representatives.

         REQUIRED COMPANY SHAREHOLDER VOTE. "Required Company Shareholder Vote" has the meaning set forth in Section 4.2(a).

         RIGHT. "Right" has the meaning set forth in Section 4.3.

         SEC. "SEC" means the United States Securities and Exchange Commission.

         SEC FILINGS. "SEC Filings" has the meaning set forth in Section 6.4(c).

         SECTION 11.3(d) CLAIMS. "Section 11.3(d) Claims" has the meaning set forth in Section 11.3(d).

         SECURITIES ACT. "Securities Act" means the Securities Act of 1933, as amended.

         SEVERANCE PAYMENTS. "Severance Payments" has the meaning set forth in
Section 11.4.

         SHAREHOLDER(s). "Shareholder" or "Shareholders" has the meaning set forth in Section 2.1.

         SHAREHOLDERS' REPRESENTATIVE. "Shareholders' Representative" means Thomas B. Mitchell, or in the event of his death, incapacity, or unwillingness to serve as such, such successor as shall be appointed by written notice to Parent by a majority of the individuals who were members of the board of directors of the Company immediately prior to the Effective Time and shall become a Shareholder Representative upon such Person's written acceptance to act as a Shareholders' Representative and of the obligations of the Shareholders' Representative under the Agreement.

         STAY BONUS PLAN. "Stay Bonus Plan" has the meaning set forth in Section 6.2(b)(xvi).

         STOCK CONSIDERATION. "Stock Consideration" has the meaning set forth in
Section 2.1(e)(i).

         STOCK CONSIDERATION AMOUNT. "Stock Consideration Amount" has the meaning set forth in Section 2.1(e)(i).

         STOCK CONSIDERATION CAP. "Stock Consideration Cap" has the meaning set forth in Section 2.1(e)(i).

         STOCK OPTION PLAN. "Stock Option Plan" means the Company's Amended and Restated RR 2001 Incentive Compensation Plan.

         STOCK PORTION OF GENERAL HOLDBACK. "Stock Portion of General Holdback" has the meaning set forth in Section 2.5(a).

         SUBSEQUENT DETERMINATION. "Subsequent Determination" has the meaning set forth in Section 6.3(b).

         SUBSIDIARY. An Entity is deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body; or (b) at least 50% of the outstanding equity or financial interests of such Entity.

         SUPERIOR PROPOSAL. "Superior Proposal" has the meaning set forth in
Section 6.3(b).

         SURVIVING CORPORATION. "Surviving Corporation" has the meaning set forth in Section 1.1.

         TAX "Tax" means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         TAX CLAIM. "Tax Claim" has the meaning set forth in Section 11.7.

         TAX RETURN. "Tax Return" means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         TAX RULING. "Tax Ruling" has the meaning set forth in Section 4.15(k).

         TENNESSEE CORPORATE STATUTES. "Tennessee Corporate Statutes" has the meaning set forth in the recitals hereto.

         TERMINATION FEE. "Termination Fee" has the meaning set forth in Section 12.3(a).

         THIRD PARTY CLAIM. "Third Party Claim" has the meaning set forth in
Section 11.2(c).

         TOTAL PARENT SHARES. "Total Parent Shares" has the meaning set forth in
Section 2.1(e)(i).

         VOTING AGREEMENT. "Voting Agreement" has the meaning set forth in
Section 1.5.